As filed with the Securities and Exchange Commission on February 25, 2011
Registration No. 333-172440

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1
TO THE

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Finishing Touches Home Goods Inc.

_________________________________________

 (Exact name of Registrant as specified in its charter)

                                   NEVADA                                                                    8700                                                                         Pending

           (State or other                                                   Standard Industrial                                                        IRS Employer

            jurisdiction of                                                      Classification                                                                Identification

                                                                                                                                                                                       incorporation or

                                                                                                                                                                                       organization)

Nikolay Koval, C.E.O.

3420 E. Shea Boulevard, Suite 200, Phoenix, AZ 85028

Phone: (480) 945-3449

(Name, Address and Telephone Number

Of Principal Executive Offices and

Agent for Service)

With copies to:

Karen Batcher, Esq.

Synergen Law Group

819 Anchorage Place, suite 28

Chula Vista, CA 91914

Tel:  (619) 475-7882

Fax:  (619) 512-5184

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

           Large Accelerated Filer [ ]                                                                                              Accelerated Filer [ ]

           Non-Accelerated Filer [  ]     Do not check if a smaller reporting company)           Smaller reporting Company [X ]

CALCULATION OF REGISTRATION FEE

Proposed
		Maximum	Proposed Maximum
Class of Securities to be	Amount to be	Offering Price	Aggregate Offering	Amount of
Registered	Registered	per Share (1)	Price	Registration Fee (2)

Common Stock	3,000,000	$0.01	$30,000	$3.48

 (1) Based on the last sales price on October 14, 2010 in private placement transactions. Our common stock is not traded on any national exchange and, in accordance with Rule 457, the offering price was determined by the price shares were sold to our shareholders in private placement transactions.  The selling shareholders may sell shares of our common stock at a fixed price of $0.01 per share until our common stock is quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.  The fixed price of $0.01 has been determined as the selling price based upon the original purchase price paid by the selling shareholders of $0.01. A market maker must file an application on our behalf with the Financial Industry Regulatory Authority (“FINRA”) in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

 (2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED _______________

PROSPECTUS

FINISHING TOUCHES HOME GOODS INC.

3,000,000 SHARES

COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 3

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell  these  securities  and it is not  soliciting  an  offer  to buy  these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors in private placement transactions. Our common stock is not quoted on any public market and, although we intend to apply to have our common stock quoted on the Over-The-Counter Bulletin Board (“OTCBB”) upon the effectiveness of the registration statement of which this prospectus is a part, we may not be successful in such application and our common stock may never trade in any market.

 Neither  the  Securities  and  Exchange  Commission  nor  any  state  securities commission has approved or  disapproved  of these  securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offence.

The date of this Prospectus is: April 29, 2011

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate as of the date on the front of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

 The following summary highlights selected information contained in this Prospectus.  This summary does not contain all the information that may be important to you.  You should read the more detailed information contained in this Prospectus, including but not limited to, the risk factors beginning on page 3. In addition, certain statements are forward-looking statements which involve risks and uncertainties. See “Disclosure Regarding Forward-Looking Statements.”

References in this Prospectus to “Finishing Touches Home Goods”, “Company”, “we”, “our”, or “us” refer to Finishing Touches Home Goods Inc. and its subsidiary, on a consolidated basis, unless otherwise indicated or the context otherwise requires.

OUR COMPANY

Finishing Touches Home Goods Inc. was formed as a corporation pursuant to the laws of the State of Nevada on December 8, 2009. We are an integrated consulting firm that assists individuals, organizations, companies and government agencies in finding solutions to home and workplace-related barriers for seniors and people with disabilities as well as ergonomics consultancy. Our company is focused on providing services and products that make the end user’s living conditions safer and more accessible and helps to create barrier-free homes and workplace environments.  Finishing Touches Home Goods Inc. provides consulting services, including site audits and accessibility/ergonomic planning and development; installation and sales of accessibility, ergonomic and safety products, ergonomic consultancy for homes and businesses.  To date, we have been focused on serving residential and commercial customers in Russia.

On May 6, 2010 we have incorporated a wholly owned (ownership interest – 100%) subsidiary Finishing Touches Home Goods Inc. (Canada) an Ontario, Canada, based company. Our consolidated financial statements include the accounts of our subsidiary. All significant intercompany balances and transactions have been eliminated on consolidation.

Our gross revenue for the period from inception to December 8, 2009 through January 31, 2011 was $15,423. Our cumulative loss since inception is $24,389.

We are a development stage company with limited revenues and no significant assets. The Company has funded its initial operations through the issuance of 9,000,000 shares of capital stock for net proceeds of $36,000 and revenue from consulting and renovation of $15,423 generated during the period from inception to January 31, 2011. Due to the uncertainty of our ability to generate sufficient revenues from our operating activities and/or to obtain the necessary financing to meet our obligations and repay our  liabilities arising from normal business operations when they come due, in their report on our financial statements for the period from inception (December 8, 2009) to October 31, 2010, our registered independent auditors included additional comments indicating concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that led to this disclosure by our registered independent auditors. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

During the first quarter of our fiscal 2011, we entered into an Independent Contractor Agreement with Urban Bliss Solutions, a general contractor company operating on the Russian market whereby Finishing Touches Home Goods will provide consulting services to Urban Bliss Solutions with regards to accessibility and safety issues for new construction projects and renovations undertaken by Urban Bliss Solutions. The contract term is one year with a monthly fee of USD$4,000 payable To Finishing Touches Home Goods commencing on January 1, 2011. As of the date of this Offering we received $16,000 for consulting services from Urban Bliss Solutions. The initial term may be renewed for additional term(s) “Renewal Terms” of the same duration as the initial term by mutual written agreement of the parties hereto in advance of the expiration of the initial term or Renewal Term as the case may be.  In the event of such Renewal Term, the terms of this Agreement and any written amendments thereto shall continue to apply.

Additionally, subsequent to January 31, 2011, we have entered into an Independent Contractor Agreement with Haydon Development, a general contractor who operates in Novosibirsk, Russia, whereby we will provide consulting services to Haydon. The term of the contract is one year with a monthly fee of USD$4,500 payable to

Finishing Touches Home Goods commencing on May 1, 2011. The initial term may be renewed for additional term(s) “Renewal Terms” of the same duration as the initial term by mutual written agreement of the parties hereto in advance of the expiration of the initial term or Renewal Term as the case may be.  In the event of such Renewal Term, the terms of this Agreement and any written amendments thereto shall continue to apply.

Taking into consideration the two contractual commitments with Urban Bliss Solutions and Haydon Development, as well as our on-going smaller projects, in the next twelve months we expect to earn approximately $120,000 from our business activities and spend approximately $15,000 on professional services, $60,000 on salaries $15,000 on marketing and advertising, $13,000 on hiring sales representatives and additional personnel, $7,000 on general and administrative expenses and $2,000 on staff professional development. Total expenditures, over the next 12 months are therefore expected to be in the range of $110,000.

To date, our cash flow requirements have been primarily met by equity financings. Management expects to keep operating costs to a minimum until cash is available through financing or operating activities.  Management plans to continue to seek other sources of financing on favorable terms; however, there are no assurances that any such financing can be obtained on favorable terms, if at all. If we are unable to generate sufficient revenues or unable to obtain additional funds for our working capital needs, or our existing contracts are terminated by our customers we may need to cease or curtail operations.

Furthermore, there is no assurance the net proceeds from any successful financing arrangement will be sufficient to cover cash requirements during the initial stages of the Company's operations. For these reasons, our independent registered auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Our principal offices are located at 3420 E. Shea Boulevard, Suite 200, Phoenix, Arizona 85028. Our telephone number is (480) 945-3449.

The Offering

The shares being offered for resale under this prospectus by the selling stockholders identified herein consist of 33.33% of the outstanding shares of our common stock.

Securities Being Offered:	Up to 3,000,000 shares of common stock.
Offering Price:

The  selling  shareholders will sell our shares at  $0.01 per share until our shares are quoted on the OTC Bulletin  Board, and thereafter at  prevailing market  prices  or  privately  negotiated  prices. There is no guarantee that our shares will be quoted for trading on the OTC Bulletin Board. We determined  this  offering  price  based  upon the price of  the  last  sale  of our common stock to investors in private placement transactions.

Terms of the Offering:	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.
Termination of the Offering:

The offering will conclude when all of the 3,000,000 shares of common stock have been sold or we, in our sole discretion, decide to terminate the registration of the shares.  We may decide to terminate the registration if it is no longer necessary due to the operation of the resale provisions of Rule 144.

Securities Issued And to be Issued:	9,000,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.
Use of Proceeds:	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

SUMMARY FINANCIAL DATA

The following selected financial data have been derived from the Company’s financial statements which have been audited and reviewed by Li & Company, PC, an independent registered public accounting firm, as of and for the period ended January 31, 2011 and October 31, 2010, our fiscal year end, and the related statements of operations, stockholders’ equity and cash flows for the period ended January 31, 2011, and October 31, 2010. The summary financial data as of January 31, 2011, and October 31, 2010 is derived from our audited and unaudited financial statements, which are included elsewhere in this prospectus. The following data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this Prospectus and the Financial Statements and notes thereto included in this Prospectus.

Balance Sheet                                           October 31, 2010             January 31, 2011

                                                                          (Audited)                       (Unaudited)

Cash                                                                        $ 33,852                         $14,131

Total Assets                                                          $ 44,465                         $21,519

Liabilities                                                                $ 20,698                         $  9,908

Total Stockholders' Equity                                  $ 23,767                         $11,611

 Statement of Operations

                                                 From December 8, 2009 (Inception)

                                                             Through January 31, 2011

                                                                         (Unaudited)

Net Revenues                                                   $  15,423

Net Loss                                                            $ (24,389)

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

WE HAVE INCURRED OPERATING LOSSES SINCE INCEPTION AND WE MAY NEVER BECOME PROFITABLE.

We expect to incur significant increasing operating losses for the foreseeable future, primarily due to the expansion of our operations. The negative cash flow from operations is expected to continue for the foreseeable future. Our ability to earn a profit depends upon our ability to grow our sales to achieve a meaningful market share. We cannot give any assurance that we will ever earn a profit.

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

In their report dated February 25, 2011, our independent registered auditors, Li & Company P.C. stated that our financial statements for the fiscal year ended October 31, 2010, were prepared assuming that we would continue as a going concern. However, they also expressed substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of losses suffered from operations and a working capital deficiency. We continue to experience operating losses. We can give no assurance as to our ability to raise sufficient capital or our ability to continue as a going concern.

WE WILL NEED ADDITIONAL CAPITAL TO CONTINUE OPERATING OUR BUSINESS, AND WE HAVE NO COMMITMENTS TO PROVIDE THAT CAPITAL.

Our business plan calls for ongoing expenses in connection with our consulting and renovation services. As of January 31, 2011, we have generated $15,423 in revenue from operations. Therefore we will be dependent upon revenues from our operations and additional capital in the form of either debt or equity to continue our operations.

At the present time, we do not have arrangements to raise all of the needed additional capital, and we will need to identify potential investors and negotiate appropriate arrangements with them. We cannot give any assurances that we will be able to arrange enough investment within the time the investment is required or that if it is arranged, that it will be on favorable terms. If we cannot get the needed capital or generate revenues sufficient enough to cover our operating costs, we may not be able to become profitable and may have to curtail or cease our operations.

WE WILL NOT RECEIVE ANY PROCEEDS FROM THIS OFFERING AND AS A RESULT THE COMPANY MAY BE IN WORSE FINANCIAL CONDITION FOLLOWING THIS OFFERING.

We will not receive any proceeds from this offering and we will not receive any proceeds from the sale of the common stock by the selling shareholders. However, we agreed to pay offering expenses estimated at $12,153.48 from cash available as of the date of this offering. Therefore the Company may be in worse financial condition following this offering than it was prior to commencement of the offering.

WE COULD BE SUBJECT TO PRODUCT LIABILITY, PERSONAL INJURY OR OTHER LITIGATION CLAIMS WHICH COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

As part of our business we will be supplying various mobility aids products for business and home renovation projects. These products may expose the company to a risk of product liability claims. Purchasers of our products, or their employees or customers, could be injured or suffer property damage from exposure to, or defects in, products we supply, or have supplied or sold in the past, and we could be subject to claims, including product liability or personal injury claims.  With respect to product liability claims, the Company will seek contractual indemnification and insurance coverage from parties supplying its products,  but this  indemnification or  insurance  coverage is limited, as a practical matter,  to the  creditworthiness  of the indemnifying party and the policy  limits of any insurance  provided by  suppliers.

If Finishing Touches Home Goods will not have adequate insurance or contractual indemnification available, product liability relating to defective products could have an adverse effect on our business, financial condition, results of operations or cash flows.

FOREIGN EXCHANGE RATE FLUCTUATIONS MAY ADVERSELY AFFECT OUR BUSINESS

We market and sell our products and services in North America and Eastern Europe. All of the Company’s operations are carried out via third party independent contractors in the Russian Federation (“Russia”) in U.S. Dollars.  FTHG Canada, our wholly owned subsidiary, uses the U.S. Dollar as its reporting currency as well as its functional currency. From time to time, FTHG Canada incurs certain expenses in Canadian Dollars. The change in exchange rates between the U.S. Dollar, its reporting and functional currency and the Canadian Dollar, the currency in which a transaction is denominated increases or decreases the expected amount of reporting currency cash flows upon settlement of the transaction. That increase or decrease in expected reporting currency cash flows is a foreign currency transaction gain or loss that generally is included in determining net income (loss) for the period in which the exchange rate changes.

Due to the number of currencies involved, the variability of currency exposures and the potential volatility of currency exchange rates, we cannot predict the effect of exchange rate fluctuations on future sales and operating results.

WE DEPEND ON KEY PERSONNEL

Our future  success  will  depend  in  part  on the  continued  service  of key personnel,  particularly, Nikolay Koval, our  President  and  Chief  Executive Officer, Ravilya Islyntieva, our Chief Financial Officer, and Olga Shenberger and Roman Urkevitch, our Directors.  We have not entered into employment agreements with our Directors and officers. If any of them will choose to leave the company we will face significant difficulties in attracting potential candidates for replacement of our key personnel due to our limited financial resources and operating history.  Our future success will also depend on our ability to attract and retain key managers, sales and marketing people, and others.  We face intense competition for these individuals from well-established multinational, national, and regional wholesale and retail companies.  We may not be able to attract qualified new employees or retain existing employees, which may have a material adverse effect on our results of operations and financial condition.

OUR DIRECTORS ARE INVOLVED IN OTHER BUSINESSES THAT MAY COMPETE WITH FINISHING TOUCHES’ BUSINESS

Our President and C.E.O., Nikolay Koval is currently involved with a local manufacturing company OOO “Perimetr” (Moscow, Russia).  As such, there may be a potential conflict of interest between his dual roles as a Director of Construction at Perimetr and our President and Chief Executive Officer. We cannot assure you that when conflicts of interest arise, Mr. Koval will act in our best interests or that conflicts of interest will be resolved in our favor or in favor of our shareholders.

Mrs. Islyntieva is currently involved with her private consulting company OOO ” RI Konsultant”. Some of the work she may undertake could directly compete with our business. We cannot assure you that when conflicts of interest arise, Mrs. Islyntieva will act in our best interests or that conflicts of interest will be resolved in our favor or in favor of our shareholders.

We do not currently have any policies or procedures for the review and approval of any transactions that may cause a conflict of interest between the company and other business interests of the executive officers. The state of Nevada requires that directors and officers of Nevada corporations exercise their powers in good faith and with a view to the interest of the corporation. If we cannot resolve any conflicts of interest or disputes between our two directors, Mr. Koval and Mrs. Islyntieva, and our company, we would have to rely on legal proceedings, which would be a burden to our resources and could result in disruption of our business and substantial uncertainty as to the outcome of any such legal proceedings.

Currently, both Mr. Koval and Mrs. Islyntieva devote at least 20 hours per week to our business. Competing demands on Nikolay Koval’s and Ravilya Islyntieva’s time may lead to a divergence between their interests and the interests of other shareholders.

WE WILL INCUR INCREASED COSTS AS A RESULT OF BEING A PUBLIC COMPANY, WHICH COULD AFFECT OUR PROFITABILITY AND OPERATING RESULTS.

The Sarbanes-Oxley Act of 2002 and the new rules subsequently implemented by the Securities and Exchange Commissions, the Financial Industry Regulatory Authority (“FINRA”) and the Public Company Accounting Oversight Board have imposed various new requirements on public companies, including requiring changes in corporate governance practices. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. These costs could affect profitability and our results of operations. Upon effectiveness of our Registration Statement for the Offering, we will become a publicly reporting company and will be required to stay current in our filings with the SEC, including, but not limited to, quarterly and annual reports, current reports on materials events, and other filings that may be required from time to time.  In becoming a public company, we will incur additional costs in the form of audit and accounting fees and legal fees for the professional services necessary to assist us in remaining current in our reporting obligations.

We expect that, during our first year of operations following the effectiveness of our Registration Statement, we will incur additional costs for professional fees in the approximate amount of $10,000.  These additional costs will increase our cash needs and may hinder or delay our ability to achieve net profitability.

We are in the process of determining whether our existing internal controls over financial reporting systems are compliant with Section 404. This process may divert internal resources and will take a significant amount of time, effort and expense to complete. If it is determined that we are not in compliance with Section 404, we may be required to implement new internal control procedures and re-evaluate our financial reporting. If we are unable to implement these changes effectively or efficiently, it could harm our operations, financial reporting or financial results and could result in our being unable to obtain an unqualified report on internal controls from our independent auditors, which could adversely affect our ability to comply with our periodic reporting obligations under the Exchange Act. If our offering becomes registered under Securities Exchange Act of 1933, we will become a fully reporting company and be subject to full reporting requirements according to the Securities Exchange Act of 1934.

THE COMPANY IS SUBJECT TO CERTAIN RISKS IN OUR INTERNATIONAL OPERATIONS.

We expect that most of our revenues will be generated outside the United States of America. We will be accordingly subject to a number of risks, any of which could harm our business, relating to doing business internationally, including:

                    1. Exchange controls and currency exchange rates

     2. Inflation

     3. Political and economic instability

     4. General economic conditions in countries where end users of the company’s services reside.

WE ARE SUBJECT TO INTENSE COMPETITION IN THE INDUSTRY IN WHICH WE OPERATE AND SOME OF THE COMPANY’S COMPETITORS MAY BE LARGER AND HAVE GREATER FINANCIAL RESOURCES.

We face strong competition in all three aspects of our business. There are a number of well established consulting companies, retailers of home care products and independent contractors that are in direct competition with us. Our competitors are well established and significantly better funded than us. If we cannot successfully compete, our marketing and revenues will suffer and we may not ever be profitable. Due to limited financing, and fierce competition from other consulting firms, retailers of home care products we may not be able to generate revenues and will have to cease operations.

DUE TO OUR DIRECTORS OWNING 66.66% OF OUR OUTSTANDING STOCK, THEY WILL CONTROL AND MAY MAKE CORPORATE DECISIONS THAT MAY BE DISADVANTAGEUOS TO MINORITY SHAREHOLDERS.

Our directors, own approximately 66.66% of the outstanding shares of our common stock. Accordingly, they will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.  The interests of these individuals  may  differ from the  interests  of the other  stockholders and thus   result   in   corporate  decisions  that  are  disadvantageous  to  other shareholders.

RISKS RELATED TO OUR STOCK

THE COMPANY IS SUBJECT TO THE 15(D) REPORTING REQUIREMENTS UNDER THE SECURITIES EXCHANGE ACT OF 1934 WHICH DOES NOT REQUIRE A COMPANY TO FILE ALL THE SAME REPORTS AND INFORMATION AS A FULLY REPORTING COMPANY.

Until our common stock is registered under the Exchange Act, we will not be a fully reporting company, but only subject to the reporting obligations imposed by Section 15(d) of the Securities Exchange Act of 1934.

 The Company is required to file the necessary reports in the fiscal year that the registration statement is declared effective. After that fiscal year and provided the Company has less than 300 shareholders, the Company is not required to file these reports. If the reports are not filed, the investors will have reduced visibility as to the Company and its financial condition. In addition, as a filer subject to Section 15(d) of the Exchange Act, the Company is not required to prepare proxy or information statements; our common stock will not be subject to the protection of the going private regulations; the company will be subject to only limited portions of the tender offer rules; our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings in our company; that these persons will not be subject to the short-swing profit recovery provisions of the Exchange Act; and that more than five percent (5%) holders of classes of your equity securities will not be required to report information about their ownership positions in the securities.

THERE IS NO PUBLIC (TRADING) MARKET FOR OUR COMMON STOCK AND THERE IS NO ASSURANCE THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE OR DEALER’S NETWORK; THEREFORE, OUR INVESTORS MAY BE UNABLE TO SELL THEIR SHARES.

Our common stock is not quoted on any exchange or any similar quotation service, and there is currently no public market for our common stock. We have not taken any steps to enable our common stock to be quoted on the OTC Bulletin Board, and can provide no assurance that our common stock will ever be quoted on any quotation service or that any market for our common stock will ever develop. As a result, stockholders may be unable to liquidate their investments, or may encounter considerable delay in selling shares of our common stock. Neither we nor our selling stockholders have engaged an underwriter for this offering, and we cannot assure you that any brokerage firm will act as a market maker of our securities. A trading market may not develop in the future, and if one does develop, it may not be sustained. If an active trading market does develop, the market price of our common stock is likely to be highly volatile due to, among other things, the nature of our business and because we are a new public company with a limited operating history. Further, even if a public market develops, the volume of trading in our common stock will presumably be limited and likely be dominated by a few individual stockholders. The limited volume, if any, will make the price of our common stock subject to manipulation by one or more stockholders and will significantly limit the number of shares that one can purchase or sell in a short period of time. The market price of our common stock may also fluctuate significantly in response to the following factors, most of which are beyond our control:

•	variations in our quarterly operating results;
•	changes in general economic conditions;
•	changes in market valuations of similar companies;
•	announcements by us or our competitors of significant new contracts, acquisitions, strategic partnerships or joint ventures, or capital commitments;
•	loss of a major customer, partner or joint venture participant; and
•	the addition or loss of key managerial and collaborative personnel.

The equity markets have, on occasion, experienced significant price and volume fluctuations that have affected the market prices for many companies’ securities and that have often been unrelated to the operating performance of these companies. Any such fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance. As a result, stockholders may be unable to sell their shares, or may be forced to sell them at a loss.

IF OUR COMMON STOCK IS ACCEPTED FOR QUOTATION ON THE OTC BULLETIN BOARD, THE APPLICATION OF THE “PENNY STOCK” RULES COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON SHARES AND INCREASE YOUR TRANSACTION COSTS TO SELL THOSE SHARES. THE SECURITIES AND EXCHANGE COMMISSION HAS ADOPTED RULE 3A51-1 WHICH ESTABLISHES THE DEFINITION OF A “PENNY STOCK,” FOR THE PURPOSES RELEVANT TO US, AS ANY EQUITY SECURITY THAT HAS A MARKET PRICE OF LESS THAN $5.00 PER SHARE OR WITH AN EXERCISE PRICE OF LESS THAN $5.00 PER SHARE, SUBJECT TO CERTAIN EXCEPTIONS. FOR ANY TRANSACTION INVOLVING A PENNY STOCK, UNLESS EXEMPT, RULE 15G-9 REQUIRE:

      -   that a broker or dealer approve a person's account for transactions in penny stocks; and

      -   the broker or dealer receive a written agreement to the transaction from the investor, setting forth the quantity and  identity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

      -   obtain investment experience objectives and financial information of the person; and

      -   make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

     -   sets forth the basis on which the broker or dealer made the suitability determination; and

     -   that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

WE EXPECT THE MARKET PRICE FOR OUR COMMON SHARES WILL BE PARTICULARLY VOLATILE GIVEN OUR STATUS AS A RELATIVELY UNKNOWN COMPANY WITH A SMALL AND THINLY TRADED PUBLIC FLOAT, LIMITED OPERATING HISTORY AND LACK OF PROFITS WHICH COULD LEAD TO WIDE FLUCTUATIONS IN OUR SHARE PRICE. THE PRICE AT WHICH YOU PURCHASE OUR COMMON SHARES MAY NOT BE INDICATIVE OF THE PRICE THAT WILL PREVAIL IN THE TRADING MARKET. YOU MAY BE UNABLE TO SELL YOUR COMMON SHARES AT OR ABOVE YOUR PURCHASE PRICE, WHICH MAY RESULT IN SUBSTANTIAL LOSSES TO YOU.

We expect the market for our common shares will be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price will be attributable to a number of factors.

First, as noted above, our common shares will be sporadically and thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price.

Secondly, we are a speculative or “risky” investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.

Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain their current market prices, or as to what effect that the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons;

(4) excessive and undisclosed  bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behaviour of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

WE HAVE NOT PAID DIVIDENDS IN THE PAST AND DO NOT EXPECT TO PAY DIVIDENDS IN THE FUTURE. ANY RETURN ON INVESTMENT MAY BE LIMITED TO THE VALUE OF OUR COMMON STOCK.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

YOU COULD BE DILUTED FROM OUR FUTURE ISSUANCE OF CAPITAL STOCK AND DERIVATIVE SECURITIES.

As of October 31, 2010, and April 29, 2011, we had 9,000,000 shares of common stock outstanding and no shares of preferred stock outstanding. We are authorized to issue up to 75,000,000 shares of common stock and no shares of preferred stock. To the extent of such authorization, our Board of Directors will have the ability, without seeking stockholder approval, to issue additional shares of common stock or preferred stock in the future for such consideration as the Board of Directors may consider sufficient. The issuance of additional common stock or preferred stock in the future may reduce your proportionate ownership and voting power.

YOU MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF YOUR SHARES DUE TO STATE “BLUE SKY” LAWS.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our common stock. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus  contains  forward-looking  statements which involve assumptions and describe our future  plans,  strategies  and  expectations,  are  generally identifiable   by  use  of  the  words  "may,"   "will,"   "should,"   "expect," "anticipate,"  "estimate,"  "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.  These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished.

Such  forward-looking  statements  include  statements  regarding,  among  other things, (i) the potential markets for our products, our potential profitability and cash flows, (ii) our growth  strategies,  (iii)  anticipated  trends in the accessibility and mobility aides market,  (iv) our  future  financing  plans and (v) our  anticipated  needs for working  capital.  This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements.  These statements may be found under “Management's Plan of Operation" and "Description of Our Business and Properties," as well as in this Prospectus generally.

Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur.  In addition to the information expressly required to be included in this filing, we will provide such further material  information,  if any, as may be necessary to make the required statements,  in light of the circumstances under which they are made, not misleading.

Although  forward-looking  statements  in this  Prospectus  reflect  the good  faith judgment of our management, forward-looking statements are inherently subject to known and unknown risks,  business,  economic and other risks and  uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements.  Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Prospectus.  We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Prospectus, other than as may be required by applicable law or regulation.  Readers are urged to carefully review and consider the various disclosures made by us in our Prospectus which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows.  If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.  We will have little likelihood of long-term success unless we are able to continue to raise capital from the sale of our securities until, if ever, we generate positive cash flow from operations.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of the common stock offered by the selling stockholders. We are registering 3,000,000 of our 9,000,000 currently outstanding shares of common stock for resale to provide the holders thereof with freely tradable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the holders thereof.

DETERMINATION OF OFFERING PRICE

The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. We determined this offering price, based upon the price of the last sale of our common stock to investors in private placement transactions.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

SELLING SECURITY HOLDERS

In September through October of 2010, we issued 3,000,000 shares of common stock to 30 non-U.S. investors at $0.01 per share in a private placement raising an aggregate of $30,000 cash. We have completed the first tranche of this private placement on September 26, 2010 whereby we sold 2,600,000 shares of our common stock to twenty six individuals for total proceeds of $26,000. On October 14, 2010, we have completed the second tranche of this private placement whereby we sold 400,000 shares of our common stock to four individuals for total proceeds of $4,000.

The selling shareholders named in this prospectus are offering all of the 3,000,000 shares of common stock offered through this prospectus.  These shares were acquired from us in a private placement that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on October 14, 2010.  No selling shareholders are broker-dealers or affiliates of broker-dealers.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  1.  the number of shares owned by each prior to this offering;

  2.  the total number of shares that are to be offered for each;

  3.  the total number of shares that will be owned by each upon completion of the offering; and

  4.  the percentage owned by each upon completion of the offering.

NAME OF SELLING STOCKHOLDER	SHARES OWNED PRIOR TO THIS OFFERING	TOTAL NUMBER OF SHARES TO BE OFFERED FOR SELLING SHAREHOLDERS ACCOUNT	TOTAL SHARES OWNED UPON COMPLETION OF THIS OFFERING	PERCENT OWNED UPON COMPLETION OF THIS OFFERING

Aleksandr Belov	100,000	100,000	Nil	Nil
Maria Feldman	100,000	100,000	Nil	Nil
Marat Brovkin	100,000	100,000	Nil	Nil
Oleg Chivilev	100,000	100,000	Nil	Nil
Tatyana Gladkova	100,000	100,000	Nil	Nil
Natalya Tarasenko	100,000	100,000	Nil	Nil
Nina Menshikova	80,000	80,000	Nil	Nil
Angelina Pravotorova	120,000	120,000	Nil	Nil
Konstantin Sysoev	100,000	100,000	Nil	Nil
Natalya Uzgorova	100,000	100,000	Nil	Nil
Kseniya Esina	110,000	110,000	Nil	Nil
Valentina Shmer	90,000	90,000	Nil	Nil
Lyudmila Leonova	100,000	100,000	Nil	Nil
Lyudmila Gulyaeva	100,000	100,000	Nil	Nil
Vladislav Konovalov	100,000	100,000	Nil	Nil
Andrey Ilin	100,000	100,000	Nil	Nil
Lyudmila Fiskova	100,000	100,000	Nil	Nil
Pavel Novgorodov	100,000	100,000	Nil	Nil
Anna Shelkovnikova	100,000	100,000	Nil	Nil
Ludmila Rudi	100,000	100,000	Nil	Nil
Vladimir Luzyanin	100,000	100,000	Nil	Nil
Sergey Medvedev	100,000	100,000	Nil	Nil
Julia Bykova	100,000	100,000	Nil	Nil
Natalia Baykova	100,000	100,000	Nil	Nil
Nadezhda Shigaeva	100,000	100,000	Nil	Nil
Anatoliy Shihaev	100,000	100,000	Nil	Nil
Aleksey Dolgov	100,000	100,000	Nil	Nil
Irina Goldobina	100,000	100,000	Nil	Nil
Aleksandr Kirillov	80,000	80,000	Nil	Nil
Ulyana Kondrateva	120,000	120,000	Nil	Nil

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 9,000,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

    (1)  has had a material relationship with us other than as a shareholder at any time within the past three years;

    (2)  has ever been one of our officers or directors; or

    (3)  is a broker-dealer or affiliate of a broker dealer.

PLAN OF DISTRIBUTION

Following the effective date of this registration statement, we intend to apply to have our shares quoted for trading on the OTC Bulletin Board. In order to accomplish this, we will need to retain a market maker to file an application on our behalf. We have not engaged a market marker and there is no assurance that we will be able to do so. There is no assurance that our stock will be quoted on the OTC Bulletin Board or that a market maker will file an application for a quotation on our behalf in order to make a market for our common stock.

There is currently no market for our stock and we cannot give any assurance that the shares offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop. A public market for our stock may not be sustained, even if developed.

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

-    The selling shareholders will sell their shares at $0.01 per share until the shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

-    The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

-    The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as an agent or acquire the common stock as a principal.

Any broker or dealer participating in such transactions as an agent may receive a commission from the selling shareholders, or, if they act as an agent for the purchaser of such common stock, from such purchaser.  The selling shareholders will likely pay the usual and customary brokerage fees for such services.  Brokers or dealers may agree with the selling shareholders  to sell a  specified  number of shares at a  stipulated  price per share  and,  to the  extent  such  broker or dealer is unable to do so acting as an agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfil the respective  broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares.  These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers.  If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock.  In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

             1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish each broker or dealer through which common stock may be offered,   such copies of this   prospectus,   as amended from time to time, as may be required by such broker or dealer; and

3. Not bid for or  purchase  any of our  securities  or attempt  to  induce  any person  to  purchase  any  of  our  securities other than as permitted under the Securities Exchange Act.

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq  system,  provided  that current  price and volume  information  with respect to transactions in such securities  is  provided  by the  exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not  otherwise  exempt  from  those  rules,  deliver a  standardized  risk disclosure document prepared by the Commission, which:

•         contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•         contains a description  of the broker's or dealer's  duties to the customer and the rights and remedies  available  to the  customer  with respect to a violation of such duties;

•         contains  a  brief,  clear,  narrative  description  of  a  dealer  market, including  "bid" and "ask" prices for penny stocks and the  significance of the spread between the bid and ask price;

•         contains a toll-free telephone number for inquiries on disciplinary actions;

•         defines significant terms in the disclosure document or in the   conduct of trading penny stocks; and

•         contains such other  information and is in such form  (including  language, type,  size,  and  format)  as the  Commission  shall  require  by  rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

-    with bid and offer quotations for the penny stock;

-    the compensation of the broker-dealer and its salesperson in the transaction;

-    the  number of  shares to which  such bid and ask  prices  apply,  or other comparable  information  relating

-    to the depth and  liquidity of the market for such stock; and

-    monthly account  statements  showing the market  value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling those securities.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

Disclosure Regarding Forward Looking Statements

This registration statement contains forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “potential” and similar expressions. All of the forward-looking statements contained in this registration statement are based on estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market and other factors. Although we believe such estimates and assumptions are reasonable, they are inherently uncertain and involve risks and uncertainties. In addition, management’s assumptions about future events may prove to be inaccurate.

We caution you that the forward-looking statements contained in this registration statement are not guarantees of future performance and we cannot assure you that such statements will be realized. In all likelihood, actual results will differ from those contemplated by such forward-looking statements as a result of a variety of factors, including those factors discussed in “Risk Factors”. We will update these forward-looking statements only as required by law. However, we do not undertake any other responsibility to update any forward-looking statements.

Management’s Discussion and Analysis of Results of Financial Condition and Results of Operations (“MD&A”) should be read in conjunction with the financial statements included herein.

Overview

We were formed on December 8, 2009. Finishing Touches Home Goods Inc. provides consulting services to commercial and residential clients for modification of existing facilities to become barrier free for  handicap or mobility challenged individuals; ergonomic suitability assessments with practical solutions to become ergonomically friendly environments and the installation and sales of accessibility products that were recommended by our consulting specialists or requested by our clients.

How we generate revenues

We currently generate revenue from the following business activities: consulting services, installation services, and product sales.

1) Consulting Services

We provide consulting services to our commercial and residential customers by conducting a site visit to evaluate their property and recommend products or other services suite their needs. We service both existing commercial properties and properties under construction. Our commercial and residential clients receive a comprehensive proposal, which includes and outlines the products and services needed to improve the safety and accessibility of the facility, and quotes for installation, products and consulting work.

We offer two types of evaluation:

a)       Accessibility Evaluation

The purpose of the Accessibility Evaluation is to identify, remove and prevent barriers in residential and commercial property in accordance with the applicable acts and standards. For our commercial clients, establishing the accessibility needs of their businesses, will not only assist them in identifying and removing these barriers, but will also assist people with disabilities in accessing their businesses in order to purchase their products and services.

Our Accessibility Evaluation Program assesses existing facilities and operations for architectural, communication, and policy and procedural barriers. We help ensure that each organization and business is accessible to people of all abilities. Our approach is to help our customers create an environment that is accessible and user friendly for everyone. We make modifications which are beyond special or handicapped accommodations but rather universally accessible and create truly functional spaces and a responsive corporate culture.

Our Accessibility Evaluation includes:

  Accessibility Planning and Development
  Policy Review and Development
  Standards Compliance Advice and Research
  Reporting Requirements and Documentation
  Proposal Writing
  Built Environment Assessments and estimates

  Site audits, and working from building plans
  Consultations with architects
  Barrier-free signage and way finding

b )Ergonomic Evaluation  Services

The purpose of the Ergonomic Evaluation is to help our customers to create measurable returns through injury reduction, productivity and quality improvements, error reduction, absenteeism and turnover control.

Our on-site ergonomic risk assessment audit aims to help employees to work in a medically safe manner by identifying job tasks that may lead to repetitive motion injury (RMI), and reducing or eliminating pain from repetitive stress injury (RSI), chronic illness, and for individuals with limited mobility or range of motion, while at the same time preventing costly injuries.

Benefits of the Ergonomic Evaluation:

•         Reduction in injuries and illnesses, which affect workers’ compensation and medical costs.

•         Compliance with present and future applicable regulations.

•         Reduction in stress and fatigue, resulting in greater efficiency, improved product quality, and a better way of life for all employees.

•         Provides employees with a safe and productive work environment free from recognized hazards.

The Ergonomic Evaluation includes:

-    observation of essential job tasks, interviews with employees, and physical measurements of the workstations. Standardized methods of ergonomic evaluation are utilized for determining worker to workstation relationships.

-    on site education as part of the ergonomic evaluation. We are often able to make immediate adjustments to the existing workstation leading to cost savings and rapid solutions.

-   a summary report is provided which highlights evaluation findings and specific recommendations to modify work behaviour, identify potential risk factors, and specify remedial equipment based on:

• Physical Demands Assessments
• Ergonomic Task Analyses
• Work site audits for job recommendations
• Computer workstation evaluations
• Office equipment assessments
• Back injury risk lifting assessments
• Manual material handling injury risk assessments
• Hand and wrist injury risk assessments
• Rapid Upper Limb injury risk assessment

2) Installation Services

We offer customized installation services, including minor construction work on site, installation of accessible bathroom products, such as walk-in/roll-in showers and bathtubs, bath and shower seats and lifts; installation of grab bars and handrails;

replacing fixtures such as light switches, doorknobs, doors and cabinets with easily operable alternatives, construction and installation of ramps and widening of doorways, and installation of non-slip floor surfaces etc. We outsource installation services to a bonded and licensed contractor and charge a fee for managing the project. For larger projects, we will source a general contractor who specializes in this specific field of work and charge our consulting/supervision fees for supervising the project ensuring that all of our recommendations are properly implemented.

3) Product Sales

We also generate revenues from sales of accessibility, safety and ergonomically friendly products. We offer products to customers for whom we had provided or will provide consulting and installation services, as well as customers that do not require our consulting/installation services. We source products that belong to two major categories:

a)       Accessibility and safety products (Bathroom accessibility and safety, home safety products, Indoor/outdoor accessibility products.

b)       Ergonomic products (keyboard trays and monitor arms, computer privacy filters, ergonomic office chairs, laptop products, task lighting, document holders, CPU holders, telephone products, desks and ergonomic workstations.

We will continue to purchase and sell such products in small quantities tailored to each individual customer in order to eliminate maintaining inventories from various suppliers/wholesalers.

Residential clients

We offer our services to homeowners who are concerned with making their home convenient and accessible for someone with a physical challenge of any kind, homeowners who have begun to recognize the effects of aging or family members who are concerned with the quality of life of their aging parents and would like to give them the emotional and financial dignity of remaining at home rather than moving to an assisted living facility. Our clients also include homeowners who want to make their home more convenient for young children or grandchildren.

We assist with creating an accessible home by working with engineers who are in the process of planning new buildings for our clients or clients who are updating existing structures so they are accessible by all people, from small children to physically impaired elderly people. This can be a small construction project or renovation project such as building an entry ramp for wheelchair access, installing curbless showers and grab bars in bathrooms, the installation of intercom systems and assisted-listening units, installing hands-free controls for switches and electrical fixtures, etc., or a complete home modification that involves architectural planning with structural modifications for easy access and increased mobility with widened doorways and hallways, automatic door openers, low-pile carpet, smooth flooring, easy-access closets, easily operated windows, lighting, and emergency exists, etc.

For our residential clients who do not wish to undertake a large project or are on a strict budget, we offer the following packages to meet their needs:

-“One Day Makeover” consists of a home inspection and consultation session for a low one-time fee. The customer is provided with a list of recommended products and improvements to be made in their home. If they choose to, they can upgrade to our “Two Day Makeover” service, or if they choose to, we can provide a custom quote based on our recommendations and their budget.

-“Two Day Makeover” is designed for customers who need to make a few adjustments to their homes in order to make it accessible or barrier free, such as installation of few safety items in their home. On the first day, a home inspection and consultation session is conducted. On the second day, installation of items such as shower grab bars, non-slip surface treatments and other small improvements are made.

Fees

Our fees are designed so suit the needs of each individual client and range from a negotiated hourly rate or a fixed fee based on each individual project. There are separate charges beyond the assessment, such as report writing, design services, ordering of products, installation or demonstration services.

BUSINESS

Overview

We were formed on December 8, 2009. We provide consulting services to commercial and residential clients for modification of existing facilities to become barrier free for  handicapped or mobility challenged individuals; ergonomic suitability assessments with practical solutions, installation and sales of accessibility products that were recommended by our consulting specialists or requested by our clients. Currently we operate in North America and Russia, specifically in Moscow and Moscow’s surrounding area, and in the city of Novosibirsk. Our North American operations are conducted out of our office in Phoenix, AZ. Our Russian operations are conducted out of offices in Moscow and Novosibirsk, which we rent on a month-to-month basis. On March 11, 2010 we entered into a Contract for Service with G-Force Productions (“G-Force”), a company operating in Russia, whereby G-Force will do renovation work and installation of products sold by the Company to customers located in Moscow and Moskovskaya Oblast.

During the first quarter of our fiscal 2011, we entered into an Independent Contractor Agreement with Urban Bliss Solutions, a general contractor company operating on the Russian market whereby Finishing Touches Home Goods will provide consulting services to Urban Bliss Solutions with regards to accessibility and safety issues for new construction projects and renovations undertaken by Urban Bliss Solutions. The contract term is one year with a monthly fee of USD$4,000 payable To Finishing Touches Home Goods commencing on January 1, 2011.

Additionally, subsequent to January 31, 2011, we have entered into an Independent Contractor Agreement with Haydon Development, a general contractor who operates in Novosibirsk, Russia, whereby we will provide consulting services to Haydon. The term of the contract is one year with a monthly fee of USD$4,500 payable to Finishing Touches Home Goods commencing on May 1, 2011.

As of the date of this Registration Statement we have three full-time employees. One employee is located in North America and two employees are in Moscow and Novosibirsk, Russia. It allows us to conduct and coordinate our operations in North America and Russia.

We concentrate on providing services in two main areas: Accessibility and Ergonomics in the workplace and at home.

Accessibility

We offer functional assessment services for commercial and residential properties and offer recommendations based on our assessment to improve accessibility and safety of these sites. Whether our client’s primary goal is to improve the safety of their property or provide independence to mobility challenged individuals, we assess each client’s unique situation and help them to develop and execute a cost-effective plan.

Ergonomics

We offer our clients practical ergonomic solutions by offering consulting services such as Ergonomic Assessments, Physical Demands Assessments, Disability Management / Return to Work, and Occupational Health & Safety.

By applying ergonomics to our client’s business, our goal is to improve productivity and quality in their workplace, reduce sickness, cut compensation claims, and save costly mistakes in equipment purchases.

Our consulting services include:

-    Workplace Risk Assessments. Clear, practical advice to make your workplace safer and more productive.

-    Office Layout. We can help you design or improve your office layout to make it an effective, productive, comfortable and safe place to work.

-    New Equipment Selection. Ensure your investment in furniture and IT equipment is cost effective, complies with standards and is safe and comfortable to use.

-     Display Screen Equipment (DSE) Assessments. Our assessments by qualified ergonomists ensure that clients not only comply with the law, but also improve user comfort and productivity.

-    Accessibility and Disability Access Audits. Practical advice on reasonable and cost effective adjustments for staff with disabilities.

-    Retail Ergonomics. Comfortable and efficient retail equipment and layouts help our clients provide excellent customer service and meet their legal obligations.

-    Ergonomics Standards. An easy to follow guidance to the international ergonomic standards.

PLAN OF OPERATIONS

We are concentrating on three essential parts of our plan of operations in the next twelve months:

1)       Expanding clientele base

2)       Expanding territories

3)       Continuously educating our staff with most recent cutting edge developments in our industry.

Developing clientele base

We are focused on targeting small to medium size companies as well as individual homeowners with special needs. We plan to develop a marketing strategy that will allow us to attract new clients. As part of the plan we intend to hire a marketing company to create sales materials, such as introductory packages, brochures, sell sheets for products, and price lists for us. We have begun negotiations with a potential contractor for this service. We anticipate the costs for the marketing services to be between $15,000 and $21,000. We expect to spend approximately $15,000 on marketing including the following marketing activities:

	Planned activities	Budget
a)

Creating and distributing introductory packages to:

-general contractors, and other specialized construction companies

-architectural firms,

-medical facilities working with patients with various disabilities

-occupational therapy clinics,

-retailers and commercial properties leasing companies

$3,000 - $4,000
b)	Advertising through Industry related publications	$2,000-$3,000
c)	Advertising through consumer special interest publications such as magazines, newsletters and newspapers.	$4,000-$5,000
d)	Attending industry related Trade Shows and Expos	$2,000-$3,000
e)	Public Relations activities, including: creating a PR package, contacting media outlets, writing expert articles and industry related news and updates for submission to various consumer periodicals	$2,500-$3,500
f)	Direct marketing	$1,500-$2,500
	Total Marketing expenses	$15,000-$21,000

Expanding territories

We are currently operating in two territories in Russia: Moscow and Moscow’s surrounding region, and Novosibirsk and Siberian region. We plan to expand to other cities and territories in Russia and other CIS countries by hiring representative consultants and assigning sales territories to them.  We plan to hire consultants that will work on commission basis remuneration. We plan to spend approximately $13,000 on sourcing, hiring and training representative consultants.

Employee Training

We plan to develop a comprehensive employee training program through continuing education. Our employee training programs will make continuing education an ongoing responsibility of our staff. This is an important function that will keep all staff specialists knowledgeable about current policies, procedures and the newest technology used in our industry. We plan to attend lectures, seminars and workshops held by the industry leading experts. We expect to spend approximately $2,000-$3,000 on employee training.

Short-term plan risk factor

There are no assurances that we will be able to implement our short-term plan. If we are unable to generate profits or unable to obtain additional funds for our working capital needs, we may need to cease or curtail operations.  Furthermore, there is no assurance that the gross profit generated from our business operations will be sufficient to cover cash requirements during the initial stages of the Company’s operations.

Long term goal (five years)

Our long-term plan is to continue the expansion of sales territories, developing new revenue sources and hiring new personnel:

-    Expansion of sales territories. We plan expand our sales territory by establishing our firm as an expert in accessibility and ergonomic on the CIS market. Our goal is to become a self-sustained and profitable organization capable of further expansion into new territories. There is no guarantee that we will be successful in our long term plan to become a profitable and self-sustained organization. If we are unable to generate profits or unable to obtain additional funds for our working capital needs, we may need to cease or curtail operations.

-    Developing new revenue sources. We plan to seek new revenue sources by offering new services and products, for example training courses and seminars for companies’ employees on accessibility, ergonomics and safety issues. There is no guarantee that we will be capable of finding new revenue sources in the future.

-    Hiring new personnel. We plan to hire additional personnel to accommodate our future work load. There is no guarantee that we will generate enough revenues to finance our expansion or hire additional personnel.

RESULTS OF OPERATIONS

From Inception on December 8, 2009, to January 31, 2011

During the period from December 8, 2009, through January 31, 2011, the Company was organized and incorporated, formed a wholly owned Canadian subsidiary, conducted a capital formation activity to raise $36,000 through the issuance of 9,000,000 shares of common stock, and realized minimal revenues from sales and consulting services.

On March 11, 2010 we entered into a Contract for Service with G-Force Productions (“G-Force”), a company operating on the Russian market, whereby G-Force will do renovation work and installation of products sold by the Company to customers located in Moscow and Moskovskaya Oblast. We hired consultants in areas of bookkeeping and accounting. We also retained an attorney in relation to this Registration Statement, and an auditor to audit our financial statements.

During the first quarter of our fiscal 2011, we entered into an Independent Contractor Agreement with Urban Bliss Solutions, a general contractor company operating on the Russian market whereby Finishing Touches Home Goods will provide consulting services to Urban Bliss Solutions with regards to accessibility and safety issues for new construction projects and renovations undertaken by Urban Bliss Solutions. The contract term is one year with a monthly fee of USD$4,000 payable To Finishing Touches Home Goods commencing on January 1, 2011. As of the date of this Offering we received $16,000 for consulting services from Urban Bliss Solutions. The initial term may be renewed for additional term(s) “Renewal Terms” of the same duration as the initial term by mutual written agreement of the parties hereto in advance of the expiration of the initial term or Renewal Term as the case may be.  In the event of such Renewal Term, the terms of this Agreement and any written amendments thereto shall continue to apply.

Additionally, subsequent to January 31, 2011, we have entered into an Independent Contractor Agreement with Haydon Development, a general contractor who operates in Novosibirsk, Russia, whereby we will provide consulting services to Haydon. The term of the contract is one year with a monthly fee of USD$4,500 payable to Finishing Touches Home Goods commencing on May 1, 2011. The initial term may be renewed for additional term(s) “Renewal Terms” of the same duration as the initial term by mutual written agreement of the parties hereto in advance of the expiration of the initial term or Renewal Term as the case may be.  In the event of such Renewal Term, the terms of this Agreement and any written amendments thereto shall continue to apply.

We have reserved the domain name www.fthomegoods.com and launched an informational consumer oriented website in anticipation of future expansion.  From inception on December 8, 2009 to October 31, 2010, we have sold 6,000,000 shares of common stock at $0.001 per share to our directors for $6,000. In addition we have sold 3,000,000 shares of common stock at $0.010 per share for total proceeds of $30,000 during the same period.

Our cumulative loss since inception is $24,389.  Our operating expenses from December 8, 2009 to January 31, 2011 totalling $35,167 consist of professional fees of $10,000; travel of $4,167; rent of $4,099; officer compensation of $4,200, website development costs of $9,207 and  other general and administrative costs of $3,494.

LIQUIDITY AND CAPITAL RESOURCES

As of January 31, 2011, our total current assets were $19,381 (October 31, 2010: $44,465), comprising of cash of $14,131 (October 31, 2010: $33,852), accounts receivable of $4,000 (October 31, 2010: $8,273) and prepaid rent of $1,250 (October 31, 2010: $2,340).  With total current liabilities of $9,908 (October 31, 2010 $20,698), we had a total working capital of $9,473 at January 31, 2011 ($23,767 at October 31, 2010).

Historically, we have funded our operations through financing activities consisting primarily of private placements of equity securities with existing shareholders and outside investors and revenue from business operations. During the period from inception to January 31, 2011, proceeds of $36,000 were received from the sale of securities in connection with various private placements. During the same period, we have generated $15,423 in revenues from consulting and renovation projects.

In becoming a public company we will incur additional costs in the form of audit and accounting fees and legal fees for the professional services necessary to assist us in remaining current in our reporting obligations.  We expect that, during our first year of operations following the effectiveness of our Registration Statement, we will incur additional costs for professional fees in the approximate amount of $10,000.  These additional costs will increase our cash needs and may hinder or delay our ability to achieve net profitability.

Due to the “start up” nature of our business, we expect to incur losses as it expands.  To date, our cash flow requirements have been primarily met by debt and equity financings and revenues from operations.  Based on commitments from our current customers, management believes that we will have sufficient cash flow to cover our planned operations and legal and accounting expenses for at least the next twelve months. However, if one of our current contracts is cancelled, we will need to seek additional funding or reduce our costs, which will negatively impact our business.

Management expects to keep operating costs to a minimum until cash is available through financing or operating activities. Management plans to continue to seek other sources of financing on favorable terms; however, there are no assurances that any such financing can be obtained on favorable terms, if at all.   If we are unable to generate profits or unable to obtain additional funds for our working capital needs, we may need to cease or curtail operations.  Furthermore, there is no assurance the net proceeds from any successful financing arrangement will be sufficient to cover cash requirements during the initial stages of the Company’s operations.

Off-Balance Sheet Items

We currently do not have any off-balance sheet items.

Critical Accounting Policies

Our discussion and analysis or plan of operations is based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States.  The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities.

On an on-going basis, we evaluate our estimates, including those related to income taxes and contingencies.  We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions.

Management believes the following critical accounting policies reflect its more significant estimates and assumptions used in the preparation of its financial statements.

Revenue recognition

The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company recognizes revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

The Company derives its revenues from sales contracts with its customer with revenues being generated upon rendering of services.  Persuasive evidence of an arrangement is demonstrated via invoice; service is considered provided when the service is delivered to the customers; and the sales price to the customer is fixed upon acceptance of the purchase order and there is no separate sales rebate, discount, or volume incentive.

Income taxes

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification,

which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Operations in the period that includes the enactment date.

The Company adopted the provisions of paragraph 740-10-25-13 of the FASB Accounting Standards Codification. Paragraph 740-10-25-13.addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.

Under paragraph 740-10-25-13, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement.

Paragraph 740-10-25-13 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.  The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of paragraph 740-10-25-13.

Net income (loss) per common share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.   Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.

Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period.  There were no potentially dilutive shares outstanding at the reporting date for the period ended October 31, 2010 and January 31, 2011.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures with any of our accountants for the periods ended October 31, 2010 and January 31, 2011.

DESCRIPTION OF OUR BUSINESS AND PROPERTIES

You should rely only on the information contained in this prospectus or any supplement hereto. We have not authorized anyone to provide you with different information. If anyone provides you with different information you should not rely on it. We are not making an offer to sell the shares in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus regardless of the date of delivery of this prospectus or any supplement hereto, or the sale of the shares.  Our business, financial condition, results of operations and prospects may have changed since that date.

Background

We were incorporated pursuant to the laws of Nevada on December 8, 2009.  Finishing Touches Home Goods Inc. was formed as a corporation pursuant to the laws of the State of Nevada on December 8, 2009. We provide consulting services to commercial and residential clients for modification of existing facilities to become barrier free for  handicapped or mobility challenged individuals; ergonomic suitability assessments with practical solutions to become ergonomically friendly environments, installation and sales of accessibility products that were recommended by our consulting specialists or requested by our clients.

We concentrate on providing services in two main areas: Accessibility and Ergonomics in the workplace and at home.

Currently, we offer our services and products in two Russian regions: Moscow and the surrounding area, and Novosibirsk and the surrounding area.

On March 11, 2010 we entered into a Contract for Service with G-Force Productions (“G-Force”), a company operating on the Russian market, whereby G-Force will do renovation work and installation of products sold by the Company to customers located in Moscow and Moskovskaya Oblast. During the first quarter of our fiscal 2011, we entered into an Independent Contractor Agreement with Urban Bliss Solutions, a general contractor company operating on the Russian market whereby Finishing Touches Home Goods will provide consulting services to Urban Bliss Solutions with regards to accessibility and safety issues for new construction projects and renovations undertaken by Urban Bliss Solutions. The contract term is one year with a monthly fee of USD$4,000 payable To Finishing Touches Home Goods commencing on January 1, 2011.

Additionally, subsequent to January 31, 2011, we have entered into an Independent Contractor Agreement with Haydon Development, a general contractor who operates in Novosibirsk, Russia, whereby we will provide consulting services to Haydon. The term of the contract is one year with a monthly fee of USD$4,500 payable to Finishing Touches Home Goods commencing on May 1, 2011.

INDUSTRY OVERVIEW

Accessibility at home

Accessible housing is vital to the independence of people with disabilities, veterans and the elderly. There are many products and services on the marketplace that make homes safer and better suited to an individual's independent living needs, especially those using wheelchairs. More and more people are looking for access to handicap products and disabilities services that will make their home safer and better suited to their independent living needs - everything from accessible handicap showers to stair lifts to home elevators to wheelchair lifts to handicap ramps.

Creating a handicapped accessible home is based on the principles of Universal Design-the practice of planning new buildings or updating existing structures so they are conveniently usable by all people-from small children to physically impaired elderly people. Designing an accessible home involves various construction projects: building an entry ramp for wheelchair access, installing curbless showers and grab bars in bathrooms, installing of intercom systems and assisted-listening units, installing hands-free controls for switches and electrical fixtures, making computers and other electronics more user-friendly.

Home Care Products/ Structural Adjustments

Grab Bars

The bathroom is often the most dangerous room in a home. It's a room with hard and often wet slippery flooring furnished with toilets, tubs, showers and sinks made of slippery materials as porcelain, ceramic, chrome and tile. Home bathrooms often need adaptation with installation of grab bars around the bathtub, shower and toilet to prevent slips and falls and help with balance. Grab bars are permanently secured to the walls of the bathroom and usually come in metal or plastic with a grooved surface that provides a non-slip, secure grasp.

Walk In Bathtubs

Walk in bathtubs have a simple door operating system and are designed to eliminate safety concerns associated with independent bathing. Walk in tubs offer easy entry and exit from the bath. They eliminate the often difficult task of raising and lowering oneself from the bath. Access to all walk-in tub controls are within easy reach of the bather and little effort is required to operate them. The serious issue of accidental burns is eliminated by the use of an anti-scald water-mixing valve.

Bath and Shower Seats and Chairs

People with disabilities and elderly individuals often have a hard time standing in a shower for long periods of time or sitting down in the bath tub. Bath and shower chairs can be installed that provide a safe sitting surface while bathing. Chairs come in plastic with drain holes on the seat and back for comfortable bathing, a non-slip seat cover that prevents the user from sliding off and with handles for easier transfer onto the chair. These chairs can be permanently installed into the bath tub or come on four legs and be removed when not in use.

Elevated Toilet Seats/ Bidets

Elevated toilet seats elevate the sitting position by a few inches, making it easier for sitting and standing up. For consumers with hand mobility problems or arthritis greatly benefit from installing a bidet style toilet seats. The bidets come with a remote control installed next to the toilet and the seat connects to a water supply and warms the water before usage and has a drying feature to be used after cleansing with water. With a push of a button the consumer can comfortably cleanse and dry without having to reach behind their backs.

Bed Rails

Bed rails are installed onto a bed to help prevent falls from the bed as well as doubling up as a support rail for getting in or out of the bed. They are installed to either side of the bed and are collapsible to provide space for making the bed. Bed rails also have a grooved gripping surface for a secure grip while getting in and out of bed.

Stair Lifts

For homes that have stairs, a stair lift is an essential mobility tool for people who have a hard time walking up the stairs. The lift is either a chair with a foot rest that a person sits on and straps themselves in for safety or a platform that transports the person in a wheelchair or scooter. The platform or chair travels on rails which are secured directly to the wall or to support towers.

The stair lifts are equipped with obstruction sensors that stop the lift when it meets and object. The lifts come with batteries that can be used in case of a power failure. When the platform or chair is not in use it is folded, taking up minimal space on the stairway.

Lift Chairs

A lift chair is used to raise its occupant safely into a standing position. Lift chairs look like traditional recliners but offer many extra features and improved functionality when compared to a traditional recliner, most notably that they allow for an individual to stand on their own without assistance. When the user wants to stand up, he can push a button and the recliner lift and slightly bends forward until the user is in a standing position. In addition to making the standing process easier and safer, lift chairs also recline, depending on the model some do so fully, and offer an extendable footrest. However, unlike a regular sitting chair, the backrest and footrest on a lift chair are controlled by an electric motor. This is something that helps to greatly improve the comfort of the chair and the ability to find a comfortable sitting position.

Widening of Doorways

Standard doorways tend to be too narrow to allow a person in a wheelchair or scooter or those who use walkers to walk through comfortably. Minor construction needs to be done to widen doorways in the home to allow for easy access to all areas of the house for individuals using mobility aids.

Lever Door Knobs

Traditional round doorknobs are difficult to operate for people living with arthritis or those recovering from strokes and other ailments that affected hand function. Installation of lever type door knobs allows for easy opening of doors by pressing down on the lever.

Accessibility in the work place

More and more organizations and companies are becoming committed to diversity, and design their offices, plants, labs, organizations and systems to accommodate employees with disabilities. More and more products, services, websites, documentations and publication and training programs are made to help companies to become accessible, either through their design or through use of assistive technology. Multiple organizations exist that are working on ways to enhance physical facilities, increase awareness of disability issues in the workplace, and promote employment opportunities for people with disabilities.

Employers can proactively seek candidates they may otherwise overlook. One talent pool that businesses can tap into is that of individuals with disabilities.

Job accommodations can play a vital role in facilitating employment, whether individuals have a pre-existing disability or are returning to work following an injury or illness. The accommodations result in multiple benefits including:

     Retention of a qualified employee
     Increase in the worker’s productivity
     Elimination of costs to train a new employee.

•         As many “baby boomers” approach retirement age, not all can or will retire. Many of older workers plan to continue working past age 65. Individuals with disabilities represent a significant market for goods and services. And as more and more individuals with disabilities enter the workforce, their purchasing power will increase.

•         Employees with disabilities can give businesses an advantage in expansion of their customer base. When deciding how to spend their money, people with disabilities may patronize businesses that are sensitive to and are educated about their needs and know how to accommodate them. Like everyone else, they want quality products and services at competitive prices. In order to market successfully to a specific target market, businesses have to have employees who mirror that specific target market.

•         Hiring individuals with disabilities can increase a company’s brand image with consumers. Making a difference in the lives of people with disabilities encourages a culture of caring and respect for diversity in the employer, and a positive consumer response. Employing people with disabilities is good for the individual, the business, and society.

Ergonomics in the workplace

The science of ergonomics is devoted to maximizing human performance without causing injuries or detrimentally affecting performance. Ergonomics, when properly applied, creates a benefit to businesses - not a cost. An ergonomic process uses a systematic approach and offers businesses strategies for eliminating unnecessary musculoskeletal disorders in the workplace. It focuses on ways to reduce costs by: reducing injuries, reducing absenteeism, reducing errors and maximizing productivity.

To hire and keep the best workers in today’s job market; employers need to be aware of their employees’ work environment.

Companies are now more aware of workplace health, partly because of the increased number of employees experiencing repetitive strain injuries. Rising health-care costs have prompted employers to design effective workplace health and wellness programs and ergonomics is a key factor in such programs. Simply stated, ergonomics involves fitting the task to the worker. An effective ergonomics program in the workplace benefits the worker by: (i) increasing comfort and job satisfaction; (ii) improving productivity and morale.

Depending on the type of business and the extent of problem that exists, ergonomic improvements can range from very affordable to even the smallest business to a large investment. Many workplace improvements can be made for minor costs. Different types of ergonomic interventions can be made, such as engineering and organizational design changes. It is typically easier to determine outlay costs for outright purchases, or engineering type modification projects. However, changes to the organization of work, such as implementing a work rotation scheme, also are associated with financial costs - they are much harder to measure.

Similarly, ergonomics problems can be addressed to varying degrees. Eliminating the root causes completely may cost more than making a change that reduces the risk. Budget and resources will help to dictate the extent to which to adopt ergonomic changes.

Competitors

As Finishing Touches Home Goods generates income from consulting, installation and sales of accessibility products we face competition in all three areas of our revenue generating segments. The Company will face significant competitive challenges because the Company has minimal operating experience in the industry, a limited financial condition compared to most competitors and a lack of meaningful revenue. Most of our competitors have longer operating histories, greater name recognition, larger and more established client bases and significantly greater financial and marketing resources than we do.  These competitors are able to undertake more extensive marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential clients.

Consulting Competition

While we will try to distinguish ourselves from our competitors as an expert in the area of relatively new field of accessibility and ergonomics, we are facing intense competition from occupational safety specialists and other firms that are working in construction and occupational safety fields. There are a number of small independent consulting companies that advise their clients on ways to make residential or commercial clients’ facilities accessible to mobility challenged individuals or ways to create an ergonomically user-friendly.  In many cases specialists or companies specializing in occupational safety advise their clients as part of their services on other related fields such as ergonomics and accessibility. While the majority does not specialize in home care products installation, they can advise clients on what is needed to make their homes/organizations more accessible to handicapped and senior occupants. One of them is Regionalni Standard, which provides occupational safety consulting for public and private sector in Russia across the country. In addition there are numerous local consulting firms already operating on the market that provide services in accessibility and ergonomic.

Installation of Home Care Products

Our potential customers may choose to hire their own contractors to install accessibility products in their facilities. The contractor will act as an expert/advisor on ways to make the clients’ facilities accessible to mobility challenged individuals.

There are a large number of independent contractors available in Moscow to help with the installation of accessibility products that may be more affordable than our services. Codest, Altaca and Alven are just a few of many companies operating in Moscow that specialize in construction and renovation.

Home Care Products Supplier Competition

Mobility assistance and other accessibility products can be purchased in Russia from home renovation stores as well as online stores that ship directly to the customer. Ashan is one the biggest chain retailers of home improvement products with many other independent stores in Moscow who sell accessibility and ergonomic products. A number of online retailers, such as 1stseniorcare.com, ship to Russia and can be used by our potential customers to purchase various accessibility products.

DESCRIPTION OF PROPERTY

The Company does not have leasehold ownership or interest in any property and pays its offices rent in Phoenix, Arizona, Moscow and Novosibirsk, Russia, on a monthly basis. As of January 31, 2011 we had $1,250 in prepaid rent (October 31, 2010: $2,340).

DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

The names, ages, and respective positions of the directors, executive officers, and key employees of the Company are set forth below; there are no other promoters or control persons of the Company.

___________________________________________________________________________________________

Name                                                  Age             Position

___________________________________________________________________________________________

Nikolay Koval                                     26                                 President, Chief Executive Officer, and Director

Ravilya Islyntieva                               49                                 Chief Financial Officer, Secretary, Treasurer and Director

Roman Urkevitch                                29                                 Director

Olga Shenberger                                 24                                 Director

___________________________________________________________________________________________

The directors will serve as directors until our next annual shareholder meeting or until a successor is elected who accepts the position.  Directors are elected for one-year terms.  Officers hold their positions at the will of the Board of Directors, absent any employment agreement. There are no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of Finishing Touches Home Goods’ affairs.

Nikolay Koval - President, C.E.O.

Mr. Nikolay Koval has served as a director and Chief Executive Officer of the company since December 8, 2009 (inception). Mr. Koval began his career in the construction industry as a laborer while he attained his degree in business administration. During his college years Mr. Koval worked with various trades and learned project management on the job. Upon graduation he was hired as Director of Construction for a local manufacturing company OOO “Perimetr” (Moscow, Russia) where he has worked for the past five years. Mr. Koval has experience with a wide range of renovation projects, including commercial, institutional, and residential. Mr. Koval currently devotes a minimum of 20 hours per week to the business of the company.

Ravilya Islyntieva – Secretary, C.F.O.

Mrs. Ravilya Islyntieva has served as a director and Chief Financial Officer of the company since December 8, 2009 (inception). Mrs. Islyntieva has over 18 years of experience with ergonomics consulting and design experience in the public and private sector including manufacturing, health care, and the service industry. She has extensive knowledge of the Occupational Health & Safety Standards and Regulations. In the past five years Mrs. Islyntieva provided consulting services to various clients, public and private, through her consulting firm OOO ” RI Konsultant”. Mrs. Islyntieva currently devotes a minimum of 20 hours per week to the business of the company.

Olga Shenberger, Director

Ms Shenberger earned a bachelor degree in Economics from Siberian University of Commerce in 2007. For the past three years, Ms. Shenberger has worked for an occupational medical clinic “Med-Service” as an accountant and oversees all organizational financial activities, including accounting and business planning operations, accounts receivable and payable, payroll, budgeting and cost analysis.

Roman Urkevitch

Roman Urkevitch holds a Mechanical Engineering Degree and for the past five years has been working for  an architectural firm “Monolit” in Moscow, Russia that specializes in residential and commercial design. During his employment Mr. Urkevitch was involved in several projects where he was working closely with a client’s facility managers and designers/architects to consult on implementation of ergonomic and universal design principles. Mr. Urkevitch is continuously working on his post graduate education in ergonomics.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth compensation for the period ended January 31, 2011 and October 31, 2010, our fiscal year end, awarded to, earned by, paid to or accrued for the benefit of our principal executive officer and our principal financial officer.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
							Change in
							Pension
							Value &
							Nonquali-
						Non-Equity	fied
						Incentive	Deferred	All
						Plan	Compen-	Other
				Stock	Option	Compen-	sation	Compen-
Name and Principal		Salary	Bonus	Awards	Awards	sation	Earnings	sation	Totals
Position [1]	Year	($)	($)	($)	($)	(S)	($)	($)	($)
Nikolay Koval	2011	900	0	0	0	0	0	0	900 (i)
President, CEO	2010	1,200	0	0	0	0	0	0	1,200 (i)

Ravilya Islyntieva, CFO, Secretary &	2011	900	0	0	0	0	0	0	900 (ii)
Treasurer	2010	1,200	0	0	0	0	0	0	1,200(ii)

(i)         The company's president provides management services to the company as per unwritten arrangement with the company. These services include: overseeing daily operations; corresponding with customers, vendors, business partners, professional firms and regulatory authorities; monitoring the company’s reporting and compliance activities. Starting on July 1, 2010, the company recorded $300 per month for management services.

(ii)        The company’s chief financial officer provides consulting services to the company as per unwritten arrangement with the company. Starting on July 1, 2010, the company recorded $300 per month for consulting services.

Retirement, Resignation or Termination Plans

We sponsor no plan, whether written or verbal, that would provide compensation or benefits of any type to an executive upon retirement, or any plan that would provide payment for retirement, resignation, or termination as a result of a change in control of our Company or as a result of a change in the responsibilities of an executive following a change in control of our company.

Directors’ Compensation

The persons who served as members of our board of directors, including executive officers did not receive any compensation for services as director for the period ended October 31, 2010 and January 31, 2011.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
					Change in
					Pension
	Fees				Value and
	Earned			Non-Equity	Nonqualified	All
	or			Incentive	Deferred	Other
	Paid in	Stock	Option	Plan	Compensation	Compen-
	Cash	Awards	Awards	Compensation	Earnings	sation	Total
Name	($)	($)	($)	($)	($)	($)	($)

Nikolay Koval	0	0	0	0	0	0	0
Valeri Politika	0	0	0	0	0	0	0
Roman Urkevitch	0	0	0	0	0	0	0
Olga Shenberger	0	0	0	0	0	0	0

All compensation received by our officers and directors has been disclosed. There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors.

DESCRIPTION OF SECURITIES

Common Stock

The authorized capital stock of Finishing Touches Home Goods Inc. consists of 75,000,000 common shares, $0.001 par value.  Common Stock Holders of the common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights.  The common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions.  All shares of common stock are entitled to share equally in dividends from sources legally available, therefore, when, as and if declared by the Board of Directors, and upon liquidation or dissolution of the Company, whether voluntary or involuntary, to share equally in the assets of the Company available for distribution to stockholders.

The Board of Directors is authorized to issue additional shares of common stock not to  exceed  the  amount  authorized  by  Finishing Touches Home Goods’  Articles  of Incorporation, on such terms and conditions and for such consideration  as the Board may deem appropriate without further stockholder action.

As of April 29, 2011, we had 32 record holders of our common stock.

Voting Rights

Each holder of common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of common stock do not have cumulative voting rights, the holders of more than fifty percent of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

Dividend Policy

Holders of the Company’s common  stock are  entitled  to  dividends  if declared by the Board of Directors  out of funds legally  available;  therefore, Finishing Touches Home Goods’  does not  anticipate  the  declaration  or  payment of any dividends in the foreseeable  future.  We intend to retain earnings, if any, to finance the development and expansion of our business.

Future dividend policy will be  subject  to the  discretion  of the  Board  of  Directors  and  will be contingent  upon

future  earnings,  if  any,  the Company's   financial condition, capital requirements,  general business conditions and other factors. Therefore, there can be no assurance that any dividends of any kind will ever be paid.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

MARKET FOR COMMON EQUITY AND RELATED SECURITY HOLDER MATTERS

Market Information

Our common stock is not traded on any exchange. We plan to eventually seek quotation on the OTC Bulletin Board, once our Prospectus has been declared effective by the Commission. We cannot guarantee that we will obtain a quotation. There is no trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will ever be developed.

A market maker sponsoring a company's securities is required to obtain a quotation of the securities on any of the public trading markets, including the OTC Bulletin Board. If we are unable to obtain a market maker for our securities, we will be unable to develop a trading market for our common stock. We may be unable to locate a market maker that will agree to sponsor our securities. Even if we do locate a market maker, there is no assurance that our securities will be able to meet the requirements for a quotation or that the securities will be accepted for quotation on the OTC Bulletin Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

The  following  table sets  forth the  ownership,  as of April 29,  2011, of our common  stock  by each  of our  directors,  and by all  executive  officers  and directors as a group, and by each person known to us who is the beneficial owner of more than 5% of any class of our securities. As of April 29, 2011, there were 9,000,000 common shares issued and outstanding.  To the best of our knowledge, all persons named have sole voting and investment power with respect to the shares, except as otherwise noted.

		Amount and
		Nature of
		Beneficial	Percent of
Title of Class	Name of Owner	Ownership	Class
		(1)	(%)
Common	Nikolay Koval	3,000,000	33.33
	President, C.E.O.

Common	Ravilya Islyntieva	3,000,000	33.33
	Secretary, C.F.O., Treasurer

Common	Roman Urkevitch, Director	-	-

Common	Olga Shenberger, Director	-	-

Common	All Officers and	6,000,000	66.66
	Directors as a Group that
	consists of four persons

                      (1)    Includes shares that could be obtained by the named individual within the next 60 days.

The percent of class is based on 9,000,000 shares of common stock issued and outstanding as of the date of this prospectus.

Certain Relationships and Related Transactions

We have not entered into transactions with our officers, Directors, persons nominated for these positions, beneficial owners of 5% or more of our common stock or family members of these persons wherein the amount involved exceeds the lesser of $120,000 or one percent company's total assets at year end for the last completed fiscal year.

The President of the Company provides management services to the Company.  During the period ended October 31, 2010, management services of $1,200 were charged to operations as officer compensation.

The Chief Financial Officer of the Company provides consulting services to the Company.  During the period ended October 31, 2010, consulting services of $1,200 were charged to operations as officer compensation.

As of October 31, 2010, the Company owed to the President and Chief Financial Officer of the Company $2,400 for management, consulting services. The President of the Company advanced $2,198 in aggregate to the Company for working capital purposes for the period ended October 31, 2010. The remaining balance of advances from the President at October 31, 2010 was $2,198. Such amounts are unsecured, non-interest bearing, and have no terms for payment or reimbursement to the President.

We did not have any promoters besides our directors at any time during the past five fiscal years.

ANTI-TAKEOVER PROVISIONS

There are no Nevada anti-takeover provisions that may have the effect of delaying or preventing a change in control.

LEGAL PROCEEDINGS

No officer, Director, or persons nominated for these positions, and no promoter or significant employee of our corporation has been involved in legal proceedings that would be material to an evaluation of our management.  We are not aware of any pending or threatened legal proceedings which involve Finishing Touches Home Goods Inc.

During the past ten years Mr. Koval, Mrs. Islyntieva, Mr. Urkevitch and Ms. Shenberger have not been the subject of the following events:

1. Any bankruptcy petition filed by or against any business of which Mr. Koval, Mrs. Islyntieva, Mr. Urkevitch and Ms. Shenberger were a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Koval’s, Mrs. Islyntieva’s, Mr. Urkevitch’s and Ms. Shenberger’s involvement in any type of business, securities or banking activities.

4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws.  We have been advised that in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against  such  liabilities  is asserted by one of our  directors, officers,  or controlling persons in connection with the securities being registered, we will, unless in the  opinion  of our legal  counsel  the  matter has been  settled by controlling  precedent,  submit the question of whether such indemnification is against  public  policy to court of  appropriate  jurisdiction. We will then be governed by the court's decision.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this  prospectus or having given an opinion upon the validity of the securities  being  registered or upon other legal matters in connection with the registration or offering  of the common  stock was  employed  on a  contingency basis, or had, or is to receive, in connection with the offering,  a substantial interest,  direct  or  indirect,  in the  registrant  or any of its  parents  or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Synergen Law Group, our legal counsel, has provided an opinion on the validity of our common stock.  We retained the counsel solely for the purpose of providing this opinion and have not received any other legal services from this firm.

The financial statements included in this prospectus and the registration statement have been audited and reviewed by an independent registered accounting firm Li & Company P.C.,  to the  extent  and for the  periods  set  forth in  their report appearing  elsewhere in this document and in the  registration statement  filed with the SEC,  and are  included  in reliance  upon such report  given upon the authority of said firm as experts in auditing and accounting.

ADDITIONAL INFORMATION

We have filed with the Commission a registration statement on Form S-1 under the 1933 Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

Reports to Security Holders

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room or visiting the SEC’s Internet website at http://www.sec.gov.

Finishing Touches Home Goods Inc.

(A Development Stage Company)

October 31, 2010 and January 31, 2011

Index to Financial Statements

Contents                                                                                                                                                                                                                                      Page(s)

Interim Financial Statements for the Period Ended January 31, 2011, for the Period from December 8, 2009 (Inception)

through January 31, 2010 and for the Period from December 8, 2009  (Inception) through January 31, 2011 (Unaudited)..........................................F-15

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Finishing Touches Home Goods Inc.

(A development stage company)

Phoenix, Arizona

We have audited the accompanying consolidated balance sheet of Finishing Touches Home Goods Inc. (a development stage company) (the “Company”) as of October 31, 2010 and the related consolidated statements of operations, stockholder’s equity and cash flows for the period from December 8, 2009 (Inception) through October 31, 2010.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of October 31, 2010 and the results of its operations and its cash flows for the period from December 8, 2009 (Inception) through October 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the consolidated financial statements, the Company had a deficit accumulated during the development stage at October 31, 2010 and had a net loss and net cash used in operating activities for the period from December 8, 2009 (Inception) through October 31, 2010, with nominal amount of revenues earned during the period.  These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 3.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Li & Company, PC

Li & Company, PC

Skillman, New Jersey

February 25, 2011

FINISHING TOUCHES HOME GOODS INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEET

ASSETS
October 31, 2010
CURRENT ASSETS:
Cash	$ 33,852
Accounts receivable	8,273
Prepaid rent	2,340
Total current assets	44,465
Total Assets	$ 44,465

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
Accounts payable	$ 9,100
Accrued expenses	7,000
Accrued compensation - officers	2,400
Advances from stockholder	2,198
Total current liabilities	20,698
Total liabilities	20,698

STOCKHOLDERS' EQUITY:
Common stock, $0.001 par value, 75,000,000 shares authorized;
9,000,000 shares issued and outstanding	9,000
Additional paid-in capital	27,000
Deficit accumulated during the development stage	(12,233)
Total stockholders' equity	23,767
Total Liabilities and Stockholder's Equity	$ 44,465

See accompanying notes to the consolidated financial statements.

FINISHING TOUCHES HOME GOODS INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENT OF OPERATIONS

For the Period from
December 8, 2009
(inception) through
October 31, 2010

REVENUE, NET	$ 11,423

COST OF REVENUES	4,516

GROSS PROFIT	6,907

OPERATING EXPENSES:
Professional fees	7,000
Travel expense	4,167
Rental expense	2,276
Compensation - officers	2,400
General and administrative	3,294
Total Operating Expenses	19,137

LOSS FROM OPERATIONS	(12,230)

OTHER INCOME (EXPENSES)
Foreign currency transaction loss	(3)
Total Other (Income) Expenses, net	(3)

LOSS BEFORE INCOME TAXES	(12,233)

INCOME TAX PROVISION	-

NET LOSS	$ (12,233)

NET LOSS PER COMMON SHARE -
BASIC AND DILUTED:	$ (0.01)

Weighted common shares outstanding-
- basic and diluted	1,372,558

See accompanying notes to the consolidated financial statements

FINISHING TOUCHES HOME GOODS INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
For the Period fromDecember 8, 2009 (Inception) through October 31, 2010

				Deficit
				Accumulated
	Common stock, $0.001 Par Value		Additional	during the
	Number of		Paid-in	Development	Total Stockholder's
	Shares	Amount	Capital	Stage	Equity

Balance, December 8, 2009 (Inception)	-	$ -	$ -	$ -	$ -

Issuance of common shares for cash
at par on August 30, 2010	3,000,000	3,000	-	-	3,000

Issuance of common shares for cash
at par on September 11, 2010	3,000,000	3,000	-	-	3,000

Issuance of common shares for cash at $0.01 per share
for the period between September 20, 2010
and October 14, 2010	3,000,000	3,000	27,000	-	30,000

Net loss	-	-	-	(12,233)	(12,233)

Balance, October 31, 2010	9,000,000	$ 9,000	$ 27,000	$ (12,233)	$ 23,767

See accompanying notes to the consolidated financial statements.

FINISHING TOUCHES HOME GOODS INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENT OF CASH FLOWS

For the Period from
December 8, 2009
(inception) through
October 31, 2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$ (12,233)

Adjustments to reconcile net loss to net cash
used in operating activities:
Changes in opertaing assets and liabilities:
Accounts receivable	(8,273)
Prepaid rent	(2,340)
Accounts payable	9,100
Accrued expenses	7,000
Accrued compensation - officers	2,400
NET CASH USED IN OPERATING ACTIVITIES	(4,346)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	36,000
Advances from related parties	2,198
NET CASH PROVIDED BY FINANCING ACTIVITIES	38,198

NET CHANGE IN CASH	33,852

Cash at beginning of period	-
Cash at end of period	$ 33,852

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Cash paid during the period for:
Interest	$ -
Income taxes	$ -

See accompanying notes to the consolidated financial statements.

FINISHING TOUCHES HOME GOODS INC.

(A DEVELOPMENT STAGE COMPANY)

OCTOBER 31, 2010

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND OPERATIONS

Finishing Touches Home Goods Inc. (the “Company”), was incorporated under the laws of the State of Nevada on December 8, 2009.  The Company is in the development stage, and its business plan is to provide consulting services, installation, and sales of accessibility and safety products for residential and commercial buildings that require access by handicapped individuals or individuals with limited joint mobility.  All of the Company’s operations are carried out via third party independent contractors in the Russian Federation (“Russia”) in U.S. Dollars.

On May 5, 2010, the Company formed a wholly owned subsidiary, Finishing Touches Home Goods Inc., an Ontario, Canada Corporation (“FTHG Canada”).  FTHG Canada uses the U.S. Dollar as its reporting currency as well as its functional currency, however from time to time, FTHG Canada, incurs certain expenses in Canadian Dollars.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The accompanying consolidated financial statements include all of the accounts of the Company as of October 31, 2010 and for the period from December 8, 2009 (inception) through October 31, 2010.  FTHG Canada is included as of October 31, 2010 and for the period from May 6, 2010 (date of formation) through October 31, 2010.  All intercompany balances and transactions have been eliminated.

Development stage company

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification.  Although the Company has recognized nominal amount of revenue, the Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced.  All losses accumulated since inception have been considered as part of the Company’s development stage activities.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reporting amounts of revenues and expenses during the reported period. Significant estimates include the estimated useful lives of property and equipment, software copyright and technology.  Actual results could differ from those estimates.

Fiscal year end

The Company elected October 31 as its fiscal year end date.

Cash and cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less to be cash and cash equivalents.

Accounts receivable

Accounts receivable are recorded at the invoiced amount, net of an allowance for doubtful accounts.  The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on historical write-off experience, customer specific facts and economic conditions.  Bad debt expense is included in general and administrative expenses, if any. At October 31, 2010, there was no allowance for doubtful accounts.

Outstanding account balances are reviewed individually for collectability.  Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

The Company does not have any off-balance-sheet credit exposure to its customers.

Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and has adopted paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments.  Paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three (3) levels of fair value hierarchy defined by paragraph 820-10-35-37 of the FASB Accounting Standards Codification are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts receivable, prepaid rent, accounts payable and accrued expenses, approximate their fair values because of the short maturity of these instruments.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at October 31, 2010; no gains or losses are reported in the consolidated statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the period from December 8, 2009 (inception) through October 31, 2010.

Commitments and contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Revenue recognition

The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company recognizes revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.  The Company derives its revenues from sales contracts with its customer with revenues being generated upon rendering of services.  Persuasive evidence of an arrangement is demonstrated via invoice; service is considered provided when the service is delivered to the customers; and the sales price to the customer is fixed upon acceptance of the purchase order and there is no separate sales rebate, discount, or volume incentive.

Foreign currency transactions

The Company applies the guidelines as set out in Section 830-20-35 of the FASB Accounting Standards Codification (“Section 830-20-35”) for foreign currency transactions.  Pursuant to Section 830-20-35 of the FASB Accounting Standards Codification, foreign currency transactions are transactions denominated in currencies other than U.S. Dollar, the Company’s as well as FTHG Canada, its wholly owned subsidiary’s functional currency and reporting currency.  Foreign currency transactions may produce receivables or payables that are fixed in terms of the amount of foreign currency that will be received or paid.  A change in exchange rates between the reporting currency and the currency in which a transaction is denominated increases or decreases the expected amount of reporting currency cash flows upon settlement of the transaction. That increase or decrease in expected reporting currency cash flows is a foreign currency transaction gain or loss that generally shall be included in determining net income for the period in which the exchange rate changes. Likewise, a transaction gain or loss (measured from the transaction date or the most recent intervening balance sheet date, whichever is later) realized upon settlement of a foreign currency transaction generally shall be included in determining net income for the period in which the transaction is settled. The exceptions to this requirement for inclusion in net income of transaction gains and losses pertain to certain intercompany transactions and to transactions that are designated as, and effective as, economic hedges of net investments and foreign currency commitments.  Pursuant to Section 830-20-25 of the FASB Accounting Standards Codification, the following shall apply to all foreign currency transactions of an enterprise and its investees: (a) at the date the transaction is recognized, each asset, liability, revenue, expense, gain, or loss arising from the transaction shall be measured and recorded in the functional currency of the recording entity by use of the exchange rate in effect at that date as defined in section 830-10-20 of the FASB Accounting Standards Codification; and (b) at each balance sheet date, recorded balances that are denominated in currencies other than the functional currency or reporting currency of the recording entity shall be adjusted to reflect the current exchange rate.

All of the Company’s operations are carried out via third party independent contractors in the Russian Federation (“Russia”) in U.S. Dollars.  FTHG Canada, its wholly owned subsidiary uses the U.S. Dollar as its reporting currency as well as its functional currency, however from time to time, FTHG Canada, incurs certain expenses in Canadian Dollars. The change in exchange rates between the U.S. Dollar, its reporting and functional currency and the Canadian Dollar, the currency in which a transaction is denominated increases or decreases the expected amount of reporting currency cash flows upon settlement of the transaction. That increase or decrease in expected reporting currency cash flows is a foreign currency transaction gain or loss that generally is included in determining net income (loss) for the period in which the exchange rate changes.

Income taxes

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Operations in the period that includes the enactment date.

The Company adopted the provisions of paragraph 740-10-25-13 of the FASB Accounting Standards Codification. Paragraph 740-10-25-13 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under paragraph 740-10-25-13, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement.  Paragraph 740-10-25-13 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.  The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of paragraph 740-10-25-13.

Net income (loss) per common share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.   Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.  Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period.  There were no potentially dilutive shares outstanding at the reporting date for the period from December 8, 2009 (inception) through October 31, 2010.

Cash flows reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.  The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.  Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently issued accounting pronouncements

In January 2010, the FASB issued the FASB Accounting Standards Update No. 2010-06 “Fair Value Measurements and Disclosures (Topic 820) Improving Disclosures about Fair Value Measurements”, which provides amendments to Subtopic 820-10 that requires new disclosures as follows:

1.       Transfers in and out of Levels 1 and 2. A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers.

2.       Activity in Level 3 fair value measurements. In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number).

This Update provides amendments to Subtopic 820-10 that clarify existing disclosures as follows:

1.       Level of disaggregation. A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities.

2.       Disclosures about inputs and valuation techniques. A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3.

This Update also includes conforming amendments to the guidance on employers' disclosures about postretirement benefit plan assets (Subtopic 715-20). The conforming amendments to Subtopic 715-20 change the terminology from major categories of assets to classes of assets and provide a cross reference to the guidance in Subtopic 820-10 on how to determine appropriate classes to present fair value disclosures. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.

In April 2010, the FASB issued ASU No. 2010-13, “Compensation—Stock Compensation (Topic 718): Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades” (“ASU 2010-13”). This update provides amendments to Topic 718 to clarify that an employee share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trades should not be considered to contain a condition that is not a market, performance, or service condition. Therefore, an entity would not classify such an award as a liability if it otherwise qualifies as equity. The amendments in ASU 2010-13 are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010.

In August 2010, the FASB issued ASU 2010-21, “Accounting for Technical Amendments to Various SEC Rules and Schedules: Amendments to SEC Paragraphs Pursuant to Release No. 33-9026: Technical Amendments to Rules, Forms, Schedules and Codification of Financial Reporting Policies” (“ASU 2010-21”), was issued to conform the SEC’s reporting requirements to the terminology and provisions in ASC 805, Business Combinations, and in ASC 810-10, Consolidation. ASU No. 2010-21 was issued to reflect SEC Release No. 33-9026, “Technical Amendments to Rules, Forms, Schedules and Codification of Financial Reporting Policies,” which was effective April 23, 2009. The ASU also proposes additions or modifications to the XBRL taxonomy as a result of the amendments in the update.

In August 2010, the FASB issued ASU 2010-22, “Accounting for Various Topics: Technical Corrections to SEC Paragraphs” (“ASU 2010-22”), which amends various SEC paragraphs based on external comments received and the issuance of SEC Staff Accounting Bulletin (SAB) No. 112, which amends or rescinds portions of certain SAB topics.  The topics affected include reporting of inventories in condensed financial statements for Form 10-Q, debt issue costs in conjunction with a business combination, sales of  stock by subsidiary, gain recognition on sales of business, business combinations prior to an initial public offering, loss contingent and liability assumed in business combination, divestitures, and oil and gas exchange offers.

In December 2010, the FASB issued the FASB Accounting Standards Update No. 2010-28 “Intangibles—Goodwill and Other (Topic 350): When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts” (“ASU 2010-28”).Under ASU 2010-28, if the carrying amount of a reporting unit is zero or negative, an entity must assess whether it is more likely than not that goodwill impairment exists. To make that determination, an entity should consider whether there are adverse qualitative factors that could impact the amount of goodwill, including those listed in ASC 350-20-35-30. As a result of the new guidance, an entity can no longer assert that a reporting unit is not required to perform the second step of the goodwill impairment test because the carrying amount of the reporting unit is zero or negative, despite the existence of qualitative factors that indicate goodwill is more likely than not impaired. ASU 2010-28 is effective for public entities for fiscal years, and for interim periods within those years, beginning after December 15, 2010, with early adoption prohibited.

In December 2010, the FASB issued the FASB Accounting Standards Update No. 2010-29 “Business Combinations (Topic 805): Disclosure of Supplementary Pro Forma Information for Business Combinations” (“ASU 2010-29”). ASU 2010-29 specifies that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendments in this Update also expand the supplemental pro forma disclosures under Topic 805 to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. The amended guidance is effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Early adoption is permitted.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

NOTE 3 – GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As reflected in the accompanying consolidated financial statements, the Company had a deficit accumulated during the development stage of $12,233 at October 31, 2010, a net loss of $12,233 and net cash used in operating activities of $4,346 for the period from December 8, 2009 (inception) through October 31, 2010, respectively.

While the Company is attempting to generate sufficient revenues, the Company’s cash position may not be sufficient enough to support the Company’s daily operations.  Management intends to raise additional funds by way of a public or private offering.  Management believes that the actions presently being taken to further implement its business plan and generate sufficient revenues provide the opportunity for the Company to continue as a going concern.  While the Company believes in the viability of its strategy to generate sufficient revenues and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenues.

The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – RELATED PARTY TRANSACTIONS

Advances from stockholder

From time to time, the president and chief executive officer and a stockholder of the Company provides advances to the Company for its working capital purposes. These advances bear no interest and are due on demand. The President of the Company advanced $2,198 in aggregate to the Company and the Company did not make any repayment toward these advances for the period from December 8, 2009 (inception) through October 31, 2010.

Consulting services from President and Chief Financial Officer

Consulting services provided by the President and Chief Financial Officer were accrued as compensation officers for the period from December 8, 2009 (inception) through October 31, 2010 is as follows:

October 31, 2010

President	$1,200

Chief Financial Officer	1,200

$2,400

NOTE 5 – STOCKHOLDERS’ EQUITY

Common stock

The Company was incorporated on December 8, 2009 and is authorized to issue up to 75,000,000 shares of common stock with $0.001 par value.

On August 30, 2010, the Company sold 3,000,000 shares of common stock at par to one of the Directors for $3,000 in cash.

On September 11, 2010, the Company sold 3,000,000 shares of common stock at par to the other director for $3,000 in cash.

For the period between September 20, 2010 and October 14, 2010, the Company sold 3,000,000 shares of its common stock at $0.01 per share in a private placement to 30 individuals for $30,000 in cash.

NOTE 6 – INCOME TAX

Deferred tax assets

At October 31, 2010, the Company had net operating loss (“NOL”) carry–forwards for Federal income tax purposes of $12,233 that may be offset against future taxable income through 2030.  No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying financial statements because the Company believes that the realization of the Company’s net deferred tax assets of approximately $4,159, was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by a valuation allowance of $4,159.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards.  The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realizability.  The valuation allowance increased approximately $4,159 for the period from December 8, 2009 (inception) through October 31, 2010.

Component of deferred tax assets at October 31, 2010 is as follows:

October 31, 2010

Net deferred tax assets – Non-current:

Expected income tax benefit from NOL carry-forwards	$4,159
Less valuation allowance	(4,159)

Deferred tax assets, net of valuation allowance	$-

Income taxes in the statements of operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

For the Period from December 8, 2009 (inception) through October 31, 2010

Federal statutory income tax rate	34.0%
Change in valuation allowance on net operating loss carry-forwards	(34.0)%
Effective income tax rate	0.0%

NOTE 7 - FOREIGN OPERATIONS

Operations

All of the Company’s operations are carried out in the Russian Federation (“Russia”).  Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in Russia.  The Company’s business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency fluctuation and remittances and methods of taxation, among other things.

NOTE 8 – SUBSEQUENT EVENTS

The Company has evaluated all events that occurred after the balance sheet date through the date when the financial statements were issued to determine if they must be reported.  The Management of the Company determined that there were no reportable subsequent events to be disclosed.

FINISHING TOUCHES HOME GOODS INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS

	January 31, 2011	October 31, 2010
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$14,131	$33,852
Accounts receivable	4,000	8,273
Prepaid rent	1,250	2,340
Total current assets	19,381	44,465

Office equipment	2,138	-
Total Assets	$21,519	$44,465

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,510	$9,100
Accrued expenses	1,000	7,000
Accrued compensation - officers	4,200	2,400
Advances from stockholder	2,198	2,198
Total current liabilities	9,908	20,698
Total liabilities	9,908	20,698

STOCKHOLDERS' EQUITY:
Common stock, $0.001 par value, 75,000,000 shares authorized;
9,000,000 shares issued and outstanding	9,000	9,000
Additional paid-in capital	27,000	27,000
Deficit accumulated during the development stage	(24,389)	(12,233)
Total stockholders' equity	11,611	23,767
Total Liabilities and Stockholders' Equity	$21,519	$44,465

See accompanying notes to the consolidated financial statements.

FINISHING TOUCHES HOME GOODS INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS

		For the Period from	For the Period from
	For the Three Months	December 8, 2009	December 8, 2009
	Ended	(inception) through	(inception) through
	January 31, 2011	January 31, 2010	January 31, 2011
	(Unaudited)	(Unaudited)	(Unaudited)

REVENUE, NET	$4,000	$-	$15,423

COST OF REVENUES	-	-	4,516

GROSS PROFIT	4,000	-	10,907

OPERATING EXPENSES:
Professional fees	3,000	-	10,000
Travel expense	-	-	4,167
Rent expense	1,823	-	4,099
Compensation - officers	1,800	-	4,200
Website development cost	9,207		9,207
General and administrative	200	425	3,494
Total Operating Expenses	16,030	425	35,167

LOSS FROM OPERATIONS	(12,030)	(425)	(24,260)

OTHER (INCOME) EXPENSES
Foreign currency transaction loss	126	-	129
Total Other (Income) Expenses, net	126	-	129

LOSS BEFORE INCOME TAXES	(12,156)	(425)	(24,389)

INCOME TAX PROVISION	-	-	-

NET LOSS	$(12,156)	$(425)	$(24,389)

NET LOSS PER COMMON SHARE -
BASIC AND DILUTED:	$(0.00)	$(0.00)

Weighted average common shares outstanding -
basic and diluted	9,000,000	-

See accompanying notes to the consolidated financial statements.

FINISHING TOUCHES HOME GOODS INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
For the Period fromDecember 8, 2009 (Inception) through January 31, 2011
(Unaudited)

	Common stock, $0.001 Par Value
	Number of Shares	Amount	Additional Paid-in Capital	Deficit Accumulated during the Development Stage	Total Stockholders' Equity

Balance, December 8, 2009 (Inception)	-	$-	$-	$-	$-
Issuance of common shares for cash
at par on August 30, 2010	3,000,000	3,000	-	-	3,000
Issuance of common shares for cash
at par on September 11, 2010	3,000,000	3,000	-	-	3,000
Issuance of common shares for cash at $0.01 per share
for the period between September 20, 2010
and October 14, 2010	3,000,000	3,000	27,000	-	30,000
Net loss			-	(12,233)	(12,233)
Balance, October 31, 2010	9,000,000	9,000	27,000	(12,233)	23,767
Net loss	-	-	-	(12,156)	(12,156)
Balance, January 31, 2011	9,000,000	$9,000	$27,000	$(24,389)	$11,611

See accompanying notes to the consolidated financial statements.

FINISHING TOUCHES HOME GOODS INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS

		For the Period from	For the Period from
	For the Three Months	December 8, 2009	December 8, 2009
	Ended	(inception) through	(inception) through
	January 31, 2011	January 31, 2010	January 31, 2011
	(Unaudited)	(Unaudited)	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(12,156)	$(425)	$(24,389)
Adjustments to reconcile net loss to net cash
used in operating activities
Changes in operating assets and liabilities:
Accounts receivable	4,273	-	(4,000)
Prepaid rent	1,090	-	(1,250)
Accounts payable	(6,590)	425	2,510
Accrued expenses	(6,000)	-	1,000
Accrued compensation - officers	1,800	-	4,200
NET CASH USED IN OPERATING ACTIVITIES	(17,583)	-	(21,929)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of office equipment	(2,138)		(2,138)
NET CASH USED IN INVESTING ACTIVITIES	(2,138)	-	(2,138)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	-	-	36,000
Advances from stockholder	-	-	2,198
NET CASH PROVIDED BY FINANCING ACTIVITIES	-	-	38,198
NET CHANGE IN CASH	(19,721)	-	14,131
Cash at beginning of period	33,852	-	-
Cash at end of period	$14,131	$-	$14,131

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Cash paid for:
Interest	$-	$-	$-
Income taxes	$-	$-	$-

See accompanying notes to the financial statements.

FINISHING TOUCHES HOME GOODS INC.

(A DEVELOPMENT STAGE COMPANY)

JANUARY 31, 2011 AND 2010

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 (Unaudited)

NOTE 1 – ORGANIZATION AND OPERATIONS

Finishing Touches Home Goods Inc. (the “Company”), was incorporated under the laws of the State of Nevada on December 8, 2009.  The Company is in the development stage, and its business plan is to provide consulting services, installation, and sales of accessibility and safety products for residential and commercial buildings that require access by handicapped individuals or individuals with limited joint mobility.  All of the Company’s operations are carried out via third party independent contractors in the Russian Federation (“Russia”) in U.S. Dollars.

On May 5, 2010, the Company formed a wholly owned subsidiary, Finishing Touches Home Goods Inc., an Ontario, Canada Corporation (“FTHG Canada”).  FTHG Canada uses the U.S. Dollar as its reporting currency as well as its functional currency, however from time to time, FTHG Canada, incurs certain expenses in Canadian Dollars.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying unaudited interim consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission (“SEC”) to Form 10-Q and Article 8 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements.  The unaudited interim consolidated financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented.  Unaudited interim results are not necessarily indicative of the results for the full year.  These unaudited interim consolidated financial statements should be read in conjunction with the financial statements of the Company for the fiscal year ended October 31, 2010 and notes thereto contained in the information as part of the Company’s Registration Statement on Form S-1, of which this Prospectus is a part.

The accompanying consolidated financial statements include all of the accounts of the Company as of January 31, 2011, for the interim period then ended and for the period from December 8, 2009 (inception) through January 31, 2011.  FTHG Canada is included as of January 31, 2011 and for the interim period then ended.  All intercompany balances and transactions have been eliminated.

Development stage company

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification.  Although the Company has recognized nominal amount of revenue, the Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced.  All losses accumulated since inception have been considered as part of the Company’s development stage activities.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reporting amounts of revenues and expenses during the reported period. Significant estimates include the estimated useful lives of property and equipment, software copyright and technology.  Actual results could differ from those estimates.

Fiscal year end

The Company elected October 31 as its fiscal year end date.

Cash and cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less to be cash and cash equivalents.

Accounts receivable

Accounts receivable are recorded at the invoiced amount, net of an allowance for doubtful accounts.  The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on historical write-off experience, customer specific facts and economic conditions.  Bad debt expense is included in general and administrative expenses, if any. At January 31, 2011, there was no allowance for doubtful accounts.

Outstanding account balances are reviewed individually for collectability.  Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

The Company does not have any off-balance-sheet credit exposure to its customers.

Office equipment

Office equipment is recorded at cost. Expenditures for major additions and betterments are capitalized.  Maintenance and repairs are charged to operations as incurred. Depreciation of office equipment is computed by the straight-line method (after taking into account their respective estimated residual values) over the assets estimated useful life of five (5) years.  Upon sale or retirement of office equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in statements of operations.

Impairment of long-lived assets

The Company follows paragraph 360-10-35-17 of the FASB Accounting Standards Codification for its long-lived assets.  The Company’s long-lived asset, which includes office equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts.  Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets.  Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.  If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated or amortized over the newly determined remaining estimated useful lives.  The Company determined that there were no impairments of long-lived assets as of January 31, 2011.

Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and has adopted paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments.  Paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, paragraph 820-10-35-37 of the FASB Accounting

Standards Codification establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three (3) levels of fair value hierarchy defined by paragraph 820-10-35-37 of the FASB Accounting Standards Codification are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts receivable, prepaid rent, accounts payable and accrued expenses, approximate their fair values because of the short maturity of these instruments.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at January 31, 2011 or 2010; no gains or losses are reported in the consolidated statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the interim period ended January 31, 2011 or for the period from December 8, 2009 (inception) through January 31, 2010.

Commitments and contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Revenue recognition

The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company recognizes revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.  The Company derives its revenues from sales contracts with its customer with revenues being generated upon rendering of services.  Persuasive evidence of an arrangement is demonstrated via invoice; service is considered provided when the service is delivered to the customers; and the sales price to the customer is fixed upon acceptance of the purchase order and there is no separate sales rebate, discount, or volume incentive.

Foreign currency transactions

The Company applies the guidelines as set out in Section 830-20-35 of the FASB Accounting Standards Codification (“Section 830-20-35”) for foreign currency transactions.  Pursuant to Section 830-20-35 of the FASB Accounting Standards Codification, foreign currency transactions are transactions denominated in currencies other than U.S. Dollar, the Company’s as well as FTHG Canada, its wholly owned subsidiary’s reporting currency and functional currency.  Foreign currency transactions may produce receivables or payables that are fixed in terms of the amount of foreign currency that will be received or paid.  A change in exchange rates between the reporting currency and the currency in which a transaction is denominated increases or decreases the expected amount of reporting currency cash flows upon settlement of the transaction. That increase or decrease in expected reporting currency cash flows is a foreign currency transaction gain or loss that generally shall be included in determining net income for the period in which the exchange rate changes. Likewise, a transaction gain or loss (measured from the transaction date or the most recent intervening balance sheet date, whichever is later) realized upon settlement of a foreign currency transaction generally shall be included in determining net income for the period in which the transaction is settled. The exceptions to this requirement for inclusion in net income of transaction gains and losses pertain to certain intercompany transactions and to transactions that are designated as, and effective as, economic hedges of net investments and foreign currency commitments.  Pursuant to Section 830-20-25 of the FASB Accounting Standards Codification, the following shall apply to all foreign currency transactions of an enterprise and its investees: (a) at the date the transaction is recognized, each asset, liability, revenue, expense, gain, or loss arising from the transaction shall be measured and recorded in the functional currency of the recording entity by use of the exchange rate in effect at that date as defined in section 830-10-20 of the FASB Accounting Standards Codification; and (b) at each balance sheet date, recorded balances that are denominated in currencies other than the functional currency or reporting currency of the recording entity shall be adjusted to reflect the current exchange rate.

All of the Company’s operations are carried out via third party independent contractors in the Russian Federation (“Russia”) in U.S. Dollars.  FTHG Canada, its wholly owned subsidiary uses the U.S. Dollar as its reporting currency as well as its functional currency, however from time to time, FTHG Canada, incurs certain expenses in Canadian Dollars. The change in exchange rates between the U.S. Dollar, its reporting and functional currency and the Canadian Dollar, the currency in which a transaction is denominated increases or decreases the expected amount of reporting currency cash flows upon settlement of the transaction. That increase or decrease in expected reporting currency cash flows is a foreign currency transaction gain or loss that generally is included in determining net income (loss) for the period in which the exchange rate changes.

Income taxes

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Operations in the period that includes the enactment date.

The Company adopted the provisions of paragraph 740-10-25-13 of the FASB Accounting Standards Codification. Paragraph 740-10-25-13 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under paragraph 740-10-25-13, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement.  Paragraph 740-10-25-13 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.  The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of paragraph 740-10-25-13.

Net income (loss) per common share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.   Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.  Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period.  There were no potentially dilutive shares outstanding at the reporting date for the period ended January 31, 2011 or for the period from December 8, 2009 (inception) through January 31, 2010.

Cash flows reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.  The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.  Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently issued accounting pronouncements

In January 2010, the FASB issued the FASB Accounting Standards Update No. 2010-06 “Fair Value Measurements and Disclosures (Topic 820) Improving Disclosures about Fair Value Measurements”, which provides amendments to Subtopic 820-10 that requires new disclosures as follows:

3.       Transfers in and out of Levels 1 and 2. A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers.

4.       Activity in Level 3 fair value measurements. In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number).

This Update provides amendments to Subtopic 820-10 that clarify existing disclosures as follows:

3.       Level of disaggregation. A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities.

4.       Disclosures about inputs and valuation techniques. A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3.

This Update also includes conforming amendments to the guidance on employers' disclosures about postretirement benefit plan assets (Subtopic 715-20). The conforming amendments to Subtopic 715-20 change the terminology from major categories of assets to classes of assets and provide a cross reference to the guidance in Subtopic 820-10 on how to determine appropriate classes to present fair value disclosures. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 72010, and for interim periods within those fiscal years.

In April 2010, the FASB issued ASU No. 2010-13, “Compensation—Stock Compensation (Topic 718): Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades” (“ASU 2010-13”). This update provides amendments to Topic 718 to clarify that an employee share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trades should not be considered to contain a condition that is not a market, performance, or service condition. Therefore, an entity would not classify such an award as a liability if it otherwise qualifies as equity. The amendments in ASU 2010-13 are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010.

In August 2010, the FASB issued ASU 2010-21, “Accounting for Technical Amendments to Various SEC Rules and Schedules: Amendments to SEC Paragraphs Pursuant to Release No. 33-9026: Technical Amendments to Rules, Forms, Schedules and Codification of Financial Reporting Policies” (“ASU 2010-21”), was issued to conform the SEC’s reporting requirements to the terminology and provisions in ASC 805, Business Combinations, and in ASC 810-10, Consolidation. ASU No. 2010-21 was issued to reflect SEC Release No. 33-9026, “Technical Amendments to Rules, Forms, Schedules and Codification of Financial Reporting Policies,” which was effective April 23, 2009. The ASU also proposes additions or modifications to the XBRL taxonomy as a result of the amendments in the update.

In August 2010, the FASB issued ASU 2010-22, “Accounting for Various Topics: Technical Corrections to SEC Paragraphs” (“ASU 2010-22”), which amends various SEC paragraphs based on external comments received and the issuance of SEC Staff Accounting Bulletin (SAB) No. 112, which amends or rescinds portions of certain SAB topics.  The topics affected include reporting of inventories in condensed financial statements for Form 10-Q, debt issue costs in conjunction with a business combination, sales of  stock by subsidiary, gain recognition on sales of business, business combinations prior to an initial public offering, loss contingent and liability assumed in business combination, divestitures, and oil and gas exchange offers.

In December 2010, the FASB issued the FASB Accounting Standards Update No. 2010-28 “Intangibles—Goodwill and Other (Topic 350): When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts” (“ASU 2010-28”).Under ASU 2010-28, if the carrying amount of a reporting unit is zero or negative, an entity must assess whether it is more likely than not that goodwill impairment exists. To make that determination, an entity should consider whether there are adverse qualitative factors that could impact the amount of goodwill, including those listed in ASC 350-20-35-30. As a result of the new guidance, an entity can no longer assert that a reporting unit is not required to perform the second step of the goodwill impairment test because the carrying amount of the reporting unit is zero or negative, despite the existence of qualitative factors that indicate goodwill is more likely than not impaired. ASU 2010-28 is effective for public entities for fiscal years, and for interim periods within those years, beginning after December 15, 2010, with early adoption prohibited.

In December 2010, the FASB issued the FASB Accounting Standards Update No. 2010-29 “Business Combinations (Topic 805): Disclosure of Supplementary Pro Forma Information for Business Combinations” (“ASU 2010-29”). ASU 2010-29 specifies that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendments in this Update also expand the supplemental pro forma disclosures under Topic 805 to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. The amended guidance is effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Early adoption is permitted.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

NOTE 3 – GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As reflected in the accompanying consolidated financial statements, the Company had a deficit accumulated during the development stage of $24,389 at January 31, 2011, a net loss of $12,156 and net cash used in operating activities of $17,583 for the interim period then ended, respectively.

While the Company is attempting to generate sufficient revenues, the Company’s cash position may not be sufficient enough to support the Company’s daily operations.  Management intends to raise additional funds by way of a public or private offering.  Management believes that the actions presently being taken to further implement its business plan and generate sufficient revenues provide the opportunity for the Company to continue as a going concern.  While the Company believes in the viability of its strategy to generate sufficient revenues and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenues.

The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – OFFICE EQUIPMENT

Office equipment, stated at cost, less accumulated depreciation at January 31, 2011 and October 31, 2010 consisted of the following:

	Estimated Useful Lives (Years)	January 31, 2011	October 31, 2010

Office equipment	5	$2,138	$-

		2,138	-
Less accumulated depreciation		(-)	(-)

		$2,138	$-

Depreciation expense

The Company acquired office equipment on January 27, 2011; no depreciation expense was recorded for the interim period ended January 31, 2011.

NOTE 5 – RELATED PARTY TRANSACTIONS

Advances from stockholder

From time to time, the president and chief executive officer and a stockholder of the Company provide advances to the Company for its working capital purposes. These advances bear no interest and are due on demand. The President of the Company advanced $2,198 in aggregate to the Company and the Company did not make any repayment toward these advances for the period from December 8, 2009 (inception) through January 31, 2011.

Consulting services from President and Chief Financial Officer

Consulting services provided by the President and Chief Financial Officer were accrued as compensation – officers. Compensation – officers for the interim period ended January 31, 2011and for the Period from December 8, 2009 (Inception) through January 31, 2010 as follows:

	For the Interim Period Ended January 31, 2011	For the Period from December 8, 2009 (Inception) through January 31, 2010

President	$2,100	$-

Chief Financial Officer	2,100	-

	$4,200	$-

NOTE 6 – STOCKHOLDERS’ EQUITY

Common stock

The Company was incorporated on December 8, 2009 and is authorized to issue up to 75,000,000 shares of common stock with $0.001 par value.

On August 30, 2010, the Company sold 3,000,000 shares of common stock at par to one of the directors for $3,000 in cash.

On September 11, 2010, the Company sold 3,000,000 shares of common stock at par to the other director for $3,000 in cash.

For the period between September 20, 2010 and October 14, 2010, the Company sold 3,000,000 shares of its common stock at $0.01 per share in a private placement to 30 individuals for $30,000 in cash.

NOTE 7 - FOREIGN OPERATIONS

Operations

Substantially all of the Company’s operations are carried out in the Russian Federation (“Russia”).  Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in Russia.  The Company’s business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency fluctuation and remittances and methods of taxation, among other things.

NOTE 8 – SUBSEQUENT EVENTS

The Company has evaluated all events that occurred after the balance sheet date through the date when the financial statements were issued to determine if they must be reported.  The Management of the Company determined that there were certain reportable subsequent events to be disclosed as follows:

On April 25, 2011, the Company entered into an Independent Contractor Agreement with Haydon Development, a general contractor who operates in Novosibirsk, Russia, whereby the Company will provide consulting services to Haydon. The term of the contract is one year with a monthly fee of USD$4,500 payable to the Company commencing on May 1, 2011.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses to be paid in connection with the common stock being registered, all of which will be paid by Finishing Touches Home Goods Inc. (on behalf of itself and the selling stockholders) in connection with this Offering.  All amounts are estimates other than the Commission’s registration fee:

Accounting and audit fees	$6,000
Filing fees	1,200
Legal fees and expenses	4,200
Securities and Exchange Commission registration fee	3.48
Transfer Agent Fees	750

Total:	$12,153.48

IDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (“NRS”) and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company’s articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)        a willful  failure  to  deal  fairly  with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

        (2)      a violation   of  criminal   law  (unless  the  director  had reasonable cause to believe that his or her conduct was lawful or no reasonable  cause to believe that his or her conduct was unlawful);

       (3)     a transaction from which the director derived an improper personal profit; and

       (4)     willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not  prohibited by Nevada law;  provided,  however,  that we may modify the  extent of such  indemnification  by  individual  contracts  with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in  connection  with any  proceeding  (or part thereof) initiated by such person unless:

       (1)    such indemnification is expressly required to be made by law;

       (2)    the proceeding was authorized by our Board of Directors;

        (3)    such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

       (4)    such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative,  by  reason  of the fact  that he is or was our  director  or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding,  promptly  following  request.  This advanced of  expenses  is to be made upon  receipt of an  undertaking  by or on behalf of such person to repay said amounts  should it be ultimately  determined that  the  person  was not  entitled  to be  indemnified  under  our  bylaws  or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative,  if a  determination  is reasonably and promptly made: (a) by the board of directors by a majority  vote of a quorum  consisting  of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even  if  obtainable,  a  quorum  of  disinterested  directors  so  directs,  by independent  legal  counsel in a written  opinion,  that the facts  known to the decision-making   party   at the time  such  determination  is made  demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests. We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ISSUANCES OF UNREGISTERED SECURITIES

We completed an offering of 6,000,000 shares of our common stock at a price of $0.001 per share to our directors Nikolay Koval and Ravilya Islyntieva on September 11, 2010.  The total amount received from this offering was $6,000. We completed this offering pursuant to Regulation S of the Securities Act.

We completed an offering of 3,000,000 shares of common stock at a price of $0.010 per share to a total of 30 purchasers on October 14, 2010.  The total amount received from this offering was $30,000. We completed this offering pursuant to Regulation S of the Securities Act.  The purchasers in this offering were as follows:

NAME OF STOCKHOLDER	NUMBER OF SHARES

Aleksandr Belov	100,000
Maria Feldman	100,000
Marat Brovkin	100,000
Oleg Chivilev	100,000
Tatyana Gladkova	100,000
Natalya Tarasenko	100,000
Nina Menshikova	80,000
Angelina Pravotorova	120,000
Konstantin Sysoev	100,000
Natalya Uzgorova	100,000
Kseniya Esina	110,000
Valentina Shmer	90,000
Lyudmila Leonova	100,000
Lyudmila Gulyaeva	100,000
Vladislav Konovalov	100,000
Andrey Ilin	100,000
Lyudmila Fiskova	100,000
Pavel Novgorodov	100,000
Anna Shelkovnikova	100,000
Ludmila Rudi	100,000
Vladimir Luzyanin	100,000
Sergey Medvedev	100,000
Julia Bykova	100,000
Natalia Baykova	100,000
Nadezhda Shigaeva	100,000
Anatoliy Shihaev	100,000
Aleksey Dolgov	100,000
Irina Goldobina	100,000
Aleksandr Kirillov	80,000
Ulyana Kondrateva	120,000
3,000,000

The offer and sale of all Shares of our common stock listed above were affected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Regulation S promulgated under the Securities Act. The Investor acknowledged the following: Subscriber is not a United States Person, nor is the Subscriber acquiring the Shares directly or indirectly for the account or benefit of a United States Person. None of the funds used by the Subscriber to purchase the Units have been obtained from United States Persons. For purposes of this Agreement, “United States Person” within the meaning of U.S. tax laws, means a citizen or resident of the United States, any former U.S. citizen subject to Section 877 of the Internal Revenue Code, any corporation, or partnership organized or existing under the laws of the United States of America or any state, jurisdiction, territory or possession thereof and any estate or trust the income of which is subject to U.S. federal income tax irrespective of its source, and within the meaning of U.S. securities laws, as defined in Rule 902(o) of Regulation S, means:

(i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. person; (iv) any trust of which any trustee is a U.S. person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (viii) any partnership or corporation if organized under the laws of any foreign jurisdiction, and formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

EXHIBITS

Exhibit

Number        Description

  3.1             Articles of Incorporation*

  3.2             Bylaws*

  5.1             Legal Opinion of Synergen Law Group with consent to use*

10.1             Contract for Service*

10.2             Independent Contractor Agreement dated December 3, 2010

10.3             Independent Contractor Agreement dated April 25, 2011

   21             List of Subsidiaries of Finishing Touches Home Goods Inc.

23.1             Consent of Independent Registered Accounting Firm

* -  Previously filed

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.     To file, during any period in which it offers or sells securities, a post- effective amendment to this registration statement to:

                (a)           include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)           reflect in the prospectus any facts or events which,  individually or together, represent a fundamental change in the information set forth  in this registration statement; and notwithstanding the forgoing, any increase or decrease  in volume of  securities  offered (if the total dollar value of  securities  offered  would not exceed that which was  registered)  and  any  deviation  from  the  low or  high  end of the estimated  maximum  offering  range may be  reflected  in the form of prospectus  filed with the commission  pursuant to Rule 424(b) if, in the aggregate,  the changes in the volume and price represent no more than a 20% change in the maximum  aggregate  offering price set forth in the  "Calculation  of  Registration  Fee"  table in the  effective registration Statement; and

                (c)           include any additional or changed material information on  the plan of distribution.

2.    That, for the purpose of determining  any liability  under the  Securities Act,  each  such  post-effective  amendment  shall be  deemed to be a  new registration statement relating to the securities offered herein, and  the offering  of such securities  at that  time  shall be  deemed  to be  the initial bona fide offering thereof.

3.    To remove from registration by  means of a post-effective amendment any of the  securities  being  registered  hereby  which  remain  unsold  at  the termination of the offering.

Each prospectus filed pursuant  to  Rule 424(b) as  part  of  a  registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed  in  reliance  on Rule 430A, shall be deemed to be part of and included in the registration statement  as  of the date it is first used after effectiveness.  Provided, however, that no statement made in  a  registration  statement  or  prospectus  that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that  is  part of the registration statement will, as to a purchaser with a time of contract  of sale prior to such first use, supersede or modify any statement that was made in  the  registration statement or prospectus that was part of the registration statement or  made  in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities  Act may be  permitted   to our  directors,  officers  and  controlling persons  pursuant to the provisions   above,   or  otherwise,   we have been advised that  in  the opinion  of  the   Securities   and  Exchange   Commission  such indemnification is against public policy as expressed in the Securities  Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred  or paid by one of our  directors, officers,  or controlling  persons in the successful defence of any action, suit or proceeding,  is asserted by one of our directors,  officers,  or controlling persons in connection with the securities being  registered,  we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit  to a  court  of  appropriate  jurisdiction  the  question  whether  such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this Registration Statement to be signed on our behalf by the undersigned, on April 29, 2011.

Finishing Touches Home Goods Inc.

By:	/s/ Nikolay Koval
Nikolay Koval
President, Chief Executive Officer (Principal Executive Officer) and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES	TITLE	DATE

/s/ Nikolay Koval	President, CEO and Director	April 29, 2011
Nikolay Koval
/s/ Ravilya Islyntieva	Treasurer, CFO, Principal Accounting Officer, Principal Financial Officer and Director	April 29, 2011
Ravilya Islyntieva /s/ Roman Urkevitch	Director	April 29, 2011
Roman Urkevitch /s/ Olga Shenberger	Director	April 29, 2011
Olga Shenberger